Exhibit 10.25

AMENDED AND RESTATED MEZZANINE A LOAN AGREEMENT

Dated as of August 10, 2007

Between

CP ATLANTA, LLC,

as Borrower

and

UBS REAL ESTATE SECURITIES INC.,

as Lender

TABLE OF CONTENTS

Page

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1	Definitions	2
Section 1.2	Principles of Construction	22

II. THE LOAN

Section 2.1	The Loan	23
2.1.1	Agreement to Lend and Borrow	23
2.1.2	Single Disbursement to Borrower	23
2.1.3	The Note	23
2.1.4	Use of Proceeds	23
Section 2.2	Interest Rate	23
2.2.1	Applicable Interest Rate	23
2.2.2	Interest Calculation	24
2.2.3	Determination of Interest Rate	24
2.2.4	Usury Savings	26
Section 2.3	Loan Payments	27
2.3.1	Payment Before Maturity Date	27
2.3.2	Payment on Maturity Date	27
2.3.3	Interest Rate after Default	28
2.3.4	Late Payment Charge	28
2.3.5	Method and Place of Payment	28
Section 2.4	Prepayments	28
2.4.1	Voluntary Prepayments	28
2.4.2	Liquidation Events	29
2.4.3	Mandatory Prepayments	30
2.4.4	Prepayments After Default	30
2.4.5	Optional Repayment	30
Section 2.5	Interest Rate Cap	31

III. REPRESENTATIONS AND WARRANTIES

Section 3.1	Borrower Representations	32
3.1.1	Organization	32
3.1.2	Proceedings	32
3.1.3	No Conflicts	32
3.1.4	Litigation	33
3.1.5	Agreements	33
3.1.6	Consents	33
3.1.7	Title	33

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3.1.8	No Plan Assets	34
3.1.9	Compliance	34
3.1.10	Financial Information	34
3.1.11	Condemnation	34
3.1.12	Intentionally Omitted	35
3.1.13	Intentionally Omitted	35
3.1.14	Intentionally Omitted	35
3.1.15	Enforceability	35
3.1.16	Intentionally Omitted	35
3.1.17	Insurance	35
3.1.18	No Contractual Obligations	35
3.1.19	Subsidiaries	35
3.1.20	Mortgage Loan Representations and Warranties	35
3.1.21	Intentionally Omitted	36
3.1.22	Leases	36
3.1.23	Filing and Recording Taxes	36
3.1.24	Single Purpose	36
3.1.25	Tax Filings	43
3.1.26	Solvency	44
3.1.27	Federal Reserve Regulations	44
3.1.28	Organizational Chart	44
3.1.29	Bank Holding Company	44
3.1.30	No Other Debt	44
3.1.31	Investment Company Act	44
3.1.32	Intentionally Omitted	44
3.1.33	No Bankruptcy Filing	44
3.1.34	Full and Accurate Disclosure	45
3.1.35	Foreign Person	45
3.1.36	No Change in Facts or Circumstances; Disclosure	45
3.1.37	Management Agreement	45
3.1.38	Perfection of Accounts	45
3.1.39	Intentionally Omitted	46
3.1.40	Patriot Act	46
Section 3.2	Survival of Representations	46

IV. BORROWER COVENANTS

Section 4.1	Borrower Affirmative Covenants	46
4.1.1	Existence; Compliance with Legal Requirements	46
4.1.2	Taxes and Other Charges	46
4.1.3	Litigation	47
4.1.4	Access to Property	47
4.1.5	Further Assurances; Supplemental Affidavits	47
4.1.6	Financial Reporting	48
4.1.7	Title	50
4.1.8	Estoppel Statement	50

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4.1.9	Leasing Matters	51
4.1.10	Alternations	54
4.1.11	Material Agreements	55
4.1.12	Performance by Borrower	55
4.1.13	Costs of Enforcement/Remedying Defaults	56
4.1.14	Business and Operations	56
4.1.15	Loan Fees	56
4.1.16	Intentionally Omitted	56
4.1.17	Intentionally Omitted	56
4.1.18	Intentionally Omitted	56
4.1.19	Notice of Certain Events	56
4.1.20	Further Assurances	57
4.1.21	Intentionally Omitted	57
4.1.22	Principal Place of Business, State of Organization	57
4.1.23	Special Distributions	57
4.1.24	Curing	58
4.1.25	Mortgage Reserve Funds	58
4.1.26	Mortgage Borrower Covenants	58
Section 4.2	Borrower Negative Covenants	58
4.2.1	Liens	58
4.2.2	Dissolution	59
4.2.3	Change in Business	59
4.2.4	Debt Cancellation	59
4.2.5	Affiliate Transactions	59
4.2.6	Zoning	59
4.2.7	Assets	59
4.2.8	No Joint Assessment	60
4.2.9	Principal Place of Business	60
4.2.10	ERISA	60
4.2.11	Material Agreements	60
4.2.12	Intentionally Omitted	60
4.2.13	Limitation on Securities Issuances	61
4.2.14	Limitations on Distributions	61
4.2.15	Other Limitations	61
4.2.16	Contractual Obligations	62
4.2.17	Refinancing	62

V. INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1	Insurance	63
5.1.1	Insurance Policies	63
Section 5.2	Casualty and Condemnation	64
5.2.1	Casualty	64
5.2.2	Condemnation	65
5.2.3	Restoration	65

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VI RESERVE FUNDS

Section 6.1	Intentionally Omitted	65
Section 6.2	Tax Funds	65
6.2.1	Deposits of Tax Funds	65
6.2.2	Release of Tax Funds	66
6.2.3	Waiver of Tax Escrow	66
Section 6.3	Insurance Funds	66
6.3.1	Deposits of Insurance Funds	66
6.3.2	Release of Insurance Funds	66
6.3.3	Waiver of Insurance Escrow	67
Section 6.4	Intentionally Omitted	67
Section 6.5	Rollover Funds	67
6.5.1	Deposit of Rollover Funds	67
6.5.2	Release of Rollover Funds	67
6.5.3	Waiver of Rollover Escrow	67
Section 6.6	Intentionally Omitted	68
Section 6.7	Security Interest in Reserve Funds	68
6.7.1	Grant of Security Interest	68
6.7.2	Income Taxes	68
6.7.3	Prohibition Against Further Encumbrance	68
6.7.4	Transfer of Reserve Funds under Mortgage Loan	68

VII. PROPERTY MANAGEMENT

Section 7.1	The Management Agreement	69
Section 7.2	Prohibition Against Termination or Modification	69
Section 7.3	Replacement of Manager	69

VIII. PERMITTED TRANSFERS

Section 8.1	Transfer or Encumbrance of Property	70
Section 8.2	Permitted Transfer	71

IX. SALE AND SECURITIZATION OF LOAN

Section 9.1	Sale of Loan and Securitization	72
Section 9.2	Securitization Indemnification	74

X. DEFAULTS

Section 10.1	Event of Default	76
Section 10.2	Remedies	79
Section 10.3	Right to Cure Defaults	80
Section 10.4	Remedies Cumulative	80
Section 10.5	Power of Attorney	81

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SCHEDULES

Schedule I	-	Rent Roll
Schedule II	-	Intentionally Omitted
Schedule III	-	Organizational Chart
Schedule IV	-	Additional Disclosure
Schedule V(a)	-	Form of Interest Rate Cap Confirmation – UBS
Schedule V(b)	-	Form of Interest Rate Cap Confirmation – Third Party
Schedule VI	-	Subsidiaries
Schedule VII	-	Other Obligations
Schedule VIII	-	Significant Party Subsidiaries

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AMENDED AND RESTATED MEZZANINE A LOAN AGREEMENT

THIS AMENDED AND RESTATED MEZZANINE A LOAN AGREEMENT, dated as of August 10, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between UBS REAL ESTATE SECURITIES INC., a Delaware corporation, having an address at 1285 Avenue of the Americas, New York, New York 10019 (together with its successors and assigns, Lender”) and CP ATLANTA, LLC, a Delaware limited liability company having an address at c/o The telx Group, Inc., 17 State Street, 33rd Floor, New York, New York 10004 (together with its permitted successors and permitted assigns, “Borrower”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H :

WHEREAS, UBS Real Estate Securities, Inc., a Delaware corporation, as mortgage lender (“Mortgage Lender”), has made a loan in the original principal amount of up to Sixty Million and No/100 Dollars ($60,000,000.00) (the “Mortgage Loan”) to Colo Properties Atlanta, LLC, a Delaware limited liability company (“Mortgage Borrower”) pursuant to that certain Loan Agreement dated March 8, 2007 (the “Original Mortgage Loan Agreement”) between Mortgage Borrower and Mortgage Lender, which Mortgage Loan is evidenced by a Promissory Note dated as of March 8, 2007 (the “Original Mortgage Note”) made by Mortgage Borrower to Mortgage Lender and secured by, among other things, that certain Deed to Secure Debt, Security Agreement and Financing Agreement dated as of March 8, 2007 (as amended, supplemented or otherwise modified from time to time, the “Mortgage”) by Mortgage Borrower in favor of Mortgage Lender pursuant to which Mortgage Borrower has granted the Mortgage Lender a first priority mortgage on, among other things, the real property and other collateral as more fully described in the Mortgage (collectively, the “Property”);

WHEREAS, in accordance with Section 11.30 of the Original Mortgage Loan Agreement, Mortgage Lender and Mortgage Borrower have agreed to create an additional mezzanine loan;

WHEREAS, pursuant to that certain Amended and Restated Loan Agreement of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”) between Mortgage Borrower and Mortgage Lender, Mortgage Borrower and Mortgage Lender have agreed to amend and restate the Original Mortgage Loan Agreement in its entirety in accordance with the terms thereof, to evidence, among other things, (i) the creation of Mezzanine B Loan (as defined herein after), and (ii) certain other amendments to the Original Mortgage Loan;

WHEREAS, Lender has made a loan (the “Original Loan”) in the original principal amount of the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) (the “Original Loan Amount”) to Borrower pursuant to that certain Mezzanine Loan Agreement dated as of March 8, 2007 (the “Original Loan Agreement”), which Original Loan is evidenced by that certain Mezzanine Promissory Note dated as of March 8, 2007 (the “Original Note”) made by Borrower to Lender, and secured by that certain Pledge and Security Agreement dated as of March 8, 2007, in favor of Lender (the “Original Pledge Agreement”), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined);

WHEREAS, in accordance with Section 11.30 of the Original Loan Agreement, Lender and Borrower have agreed to restructure and resize the Original Loan and create an additional mezzanine loan;

WHEREAS, in accordance with the aforementioned, Lender and Borrower have agreed to (i) amend and restate the Original Loan Agreement in its entirety in accordance with the terms hereof, to evidence, among other things, the decrease in the Original Loan Amount by Ten Million and No/100 Dollars ($10,000,000.00) to Ten Million and No/100 Dollars ($10,000,000.00) (the “Loan”), (ii) amend and restate the Original Note to evidence the Loan in accordance with the terms of that certain Amended and Restated Mezzanine A Promissory Note of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) made by Borrower to Lender, (iii) amend and restate the Original Pledge Agreement in accordance with the terms of that certain Amended and Restated Pledge and Security Agreement (Mezzanine A Loan), dated as of the date hereof, made by Borrower in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), and (iv) certain other amendments to the Original Loan;

WHEREAS, Borrower is the legal and beneficial owner of one hundred percent (100%) of the limited liability company interests in Mortgage Borrower, consisting of a one hundred percent (100%) ownership interest therein (the “Pledged Company Interests”);

WHEREAS, in furtherance of the foregoing, Borrower and Lender desire to amend, modify and restate in its entirety the Original Loan Agreement, as hereinafter set forth.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

“Additional Disclosures” shall have the meaning set forth in Section 3.1.22.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliated Manager” shall mean any Manager in which Mortgage Borrower, Borrower, Mezzanine B Borrower or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall mean Wells Fargo Bank, N.A. and any successor Eligible Institution thereto.

“Aggregate Debt” shall mean, as of any date of calculation, the sum of (a) the Debt under the Loan, (b) the “Debt” under the Mortgage Loan as defined in the Mortgage Loan Agreement, (c) the “Debt” under the Mezzanine B Loan as defined in the Mezzanine B Loan Agreement, and (d) the Indebtedness under any New Mezzanine Loan(s) entered into in accordance with this Agreement.

“Aggregate Debt Service” shall mean, with respect to any particular period of time, the sum of (a) the Debt Service, (b) the Mortgage Debt Service, (c) the Mezzanine B Debt Service and (d) the scheduled principal and/or interest payments due under any New Mezzanine Loan(s) entered into in accordance with this Agreement.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00).

“Annual Budget” shall mean the operating and capital budget for the Property setting forth Mortgage Borrower’s good faith estimate of Gross Income From Operations, Operating Expenses, and Capital Expenditures for the applicable Fiscal Year.

“Applicable Interest Rate” shall mean 9.8192% per annum for the initial Interest Period and thereafter either (i) LIBOR Interest Rate plus the Spread with respect to any period when the Loan is a LIBOR Loan or (ii) the Substitute Rate plus the Substitute Spread with respect to any period when the Loan is a Substitute Rate Loan.

“Appraisal” shall mean an appraisal of the Property in its then “as is” condition, prepared not more than ninety (90) days prior to the Closing Date (or other relevant date with respect to an updated Appraisal or an Appraisal with respect to the Property) by a member of the American Institute of Real Estate Appraisers selected by Lender, which appraisal (i) shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), and (ii) otherwise shall be in both form and substance satisfactory to Lender in its sole, but reasonable discretion.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.6.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of March 8, 2007, from Mortgage Borrower, as assignor, to Mortgage Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Protection Agreement” shall mean that certain Assignment of Interest Rate Protection Agreement, dated as of March 8, 2007, between Borrower and Lender and acknowledged by IXIS Financial Products Inc. and any other Assignment of Interest Rate Protection Agreement hereafter delivered, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Action” shall mean with respect to any Person (i) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes, (ii) Insurance Premiums and (iii) Other Charges.

“Borrower” shall mean CP Atlanta, LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Borrower Operating Agreement” shall mean that certain Amended and Fully Restated Limited Liability Company Agreement of Borrower among CPA Holdings, LLC, a Delaware limited liability company, as the sole member, Michelle A. Dreyer and Cheryl A. Tussie, as the springing members, dated as of March 6, 2007.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(g).

“Broker” shall have the meaning set forth in Section 11.21.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

“Capital Expenditures” shall mean, for any period, amounts expended for replacements and alterations to the Property and required to be capitalized according to GAAP.

“Capped LIBOR Rate” shall mean 6.50%.

“Cash Management Agreement” shall mean that certain Cash Management Agreement dated as of March 8, 2007 among Mortgage Lender, Mortgage Borrower, Manager and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Clearing Account Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.

“Closing Date” shall mean the date of funding the Original Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning set forth in the Pledge Agreement.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Contractual Obligations” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Counterparty” shall mean (a) the counterparty under the Interest Rate Protection Agreement and (b) a Person that guarantees such counterparty’s obligations under the Interest Rate Protection Agreement or otherwise provides to such counterparty credit support acceptable to Lender or, after a Securitization, the Rating Agencies, provided, however, that such guarantor shall be deemed the “Counterparty” for so long as the long-term credit rating issued by the Rating Agencies to such guarantor is better than the long-term credit rating of the actual counterparty under the Interest Rate Protection Agreement.

“Debt” shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including, without limitation, late payment fees, protective advances, the Spread Maintenance Premium and any Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement, the Environmental Indemnity or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(i) the numerator is the Net Cash Flow for such period as set forth in the financial statements required in accordance with this Agreement; and

(ii) the denominator is the Aggregate Debt Service.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Applicable Interest Rate.

“Deposit Account” shall have the meaning set forth in the Mortgage Cash Management Agreement.

“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the month in which such Interest Period commences; provided, however, that Lender shall have the right to change the Determination Date to any other day upon notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a).

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P and having at least the equivalent rating from one of the two other Rating Agencies in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Mezzanine Loan) dated as of March 8, 2007 executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“ERISA” shall have the meaning set forth in Section 4.2.10.

“Estoppels” shall have the meaning set forth in Section 3.1.22.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall have the meaning set forth in Section 9.1 (c).

“Executive Order” shall have the meaning set forth in the definition of “Prohibited Person”.

“Extended Maturity Date” shall have the meaning set forth in Section 2.3.2 hereof.

“Extension Option” shall have the meaning set forth in Section 2.3.2 hereof.

“Extension Fee” shall mean an amount equal to 0.125% of the outstanding principal amount of the Loan on the first day of the Extension Term.

“Extension Term” shall have the meaning set forth in Section 2.3.2 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.6(i).

“Fiscal Year” shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Foreign Taxes” shall have the meaning set forth in Section 2.2.3(d).

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, for any period, all income, computed in accordance with GAAP, derived by Mortgage Borrower and/or Borrower from the ownership and operation of the Property from whatever source, including, but not limited to, the Rents and other license, lease, and concession fees, fees from the provision of services (including wiring, cross-connection, media conversion, easyMUX, rack-and-stack and build-out services), non-recurring fees under licenses entered into at the Property (including up-front cross-connection fees and other non-recurring cage, cabinet, DC plant, wiring services and clocking fees, provided, however, that the amount of such fees included in Gross Income from Operations, when added to similar fees paid to Mortgage Borrower, shall be limited to $500,000 per annum or pro rata portion thereof if applicable), reimbursements from tenants and customers, utility charges, escalations, forfeited security deposits, service fees or charges, parking fees, and proceeds, if any, from business interruption or other loss of income insurance, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower or Mortgage Borrower to any Governmental Authority, non-recurring revenues as determined by Lender, payments received by Borrower and Mortgage Borrower under their respective Interest Rate Protection Agreements, proceeds from the sale or refinancing of the Property, security deposits (except to the extent determined to be a forfeited security deposit properly utilized to offset a loss of Rent that would have become due under the Lease to which such security deposit relates during the applicable period), refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Net Proceeds (other than business interruption or other loss of income insurance), Awards, utility and other similar deposits, any disbursements to Mortgage Borrower from the Mortgage Reserve Funds or any other fund established by the Mortgage Loan Documents.

“Guarantor” shall mean The telx Group, Inc., a Delaware corporation.

“Guaranty” shall mean that certain Amended and Restated Guaranty of Recourse Obligations (Mezzanine A Loan) of even date herewith from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Headquarters” shall mean The telx Group, Inc., 17 State Street, 33rd Floor, New York, New York 10004.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a guaranteed preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).

“Independent Director” shall have the meaning set forth in Section 3.1.24(q).

“Initial Maturity Date” shall mean the Monthly Payment Date occurring in March 2009.

“Insolvency Opinion” shall mean that certain bankruptcy nonconsolidation opinion letter dated the date hereof rendered by Edwards Angell Palmer & Dodge LLP in connection with the Loan.

“Insurance Funds” shall have the meaning set forth in Section 6.3.1.

“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.

“Interest Period” shall mean, with respect to any Monthly Payment Date, the period commencing on the fifteenth (15th) day of the preceding calendar month and terminating on the fourteenth (14th) day of the calendar month in which such Monthly Payment Date occurs; provided, however, that the initial Interest Period shall begin on the Closing Date and shall end on the immediately following fourteenth (14th) day of the calendar month.

“Interest Rate Protection Agreement” shall mean one or more interest rate caps (together with the schedules relating thereto) in form and substance satisfactory to Lender, with a confirmation from UBS in the form attached hereto as Schedule V(a) and/or a confirmation from any other Counterparty in the form attached hereto as Schedule V(b), as applicable, between Borrower and, subject to Section 4.1.11, a Counterparty reasonably acceptable to Lender with a Minimum Counterparty Rating, and all amendments, restatements, replacements, supplements and modifications thereto.

“Lease” shall have the meaning set forth in Article 1 of the Mortgage.

“Lease Request Package” shall have the meaning set forth in Section 4.1.9(e).

“Lease Term Sheet” shall have the meaning set forth in Section 4.1.9(f).

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Mortgage Borrower, the Collateral or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Mortgage Borrower, the Collateral or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall mean UBS REAL ESTATE SECURITIES, INC., a Delaware corporation, together with its successors and assigns.

“Lender Group” shall have the meaning set forth in Section 9.2(b).

“Lender Indemnitees” shall have the meaning set forth in Section 11.13(b).

“Lender’s Notice” shall have the meaning set forth in Section 2.2.3(b).

“Leverage Ratio” shall mean with respect to Guarantor, the ratio of Total Debt to Total Assets.

“Liabilities” shall have the meaning set forth in Section 9.2(b).

“LIBOR” shall mean, with respect to each Interest Period, the rate (calculated by Lender, expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in United States dollars for a one-month period, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the applicable Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the applicable Determination Date, LIBOR for the next Interest Period and such Determination Date, Lender shall request the principal London office of any four (4) major reference banks in the London interbank market selected by Lender to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in United States dollars for a one (1) month period as of 11:00 a.m., London time, on such Determination Date in a principal amount of not less than One Million and No/100 Dollars ($1,000,000.00) that is representative for a single transaction in the relevant market at such time. If at least two (2) such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two (2) such quotations are so provided, Lender shall request any three (3) major banks in New York City selected by Lender to provide such bank’s rate for loans in United States dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for amounts in a principal amount of not less than One Million and No/100 Dollars ($1,000,000.00)

that is representative for a single transaction in the relevant market at such time. If at least two (2) such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent.

“LIBOR Interest Rate” shall mean with respect to each Interest Period the quotient of (i) LIBOR applicable to the Interest Period divided by (ii) a percentage equal to one hundred percent (100%) minus the Reserve Requirement applicable to the Interest Period.

“LIBOR Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at LIBOR Interest Rate plus the Spread in accordance with the provisions of Article II hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property, the Collateral or any portion thereof or Borrower, Mortgage Borrower or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” shall have the meaning set forth in Section 2.4.2 hereof.

“Loan” shall mean the loan in the original principal amount of Ten Million and No/100 Dollars ($10,000,000) made by Lender to Borrower pursuant to this Agreement evidenced by the Note and secured by the Pledge Agreement, together with all sums due or to become due thereunder.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Mezzanine Cash Management Agreement, the Environmental Indemnity, the Guaranty, the Assignment of Protection Agreement, the Subordination of Management Agreement and all other documents now or hereafter executed and/or delivered in connection with the Loan.

“Loan to Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the outstanding principal balance of the Aggregate Debt and the denominator is equal to the appraised value of the Property based on an Appraisal, as determined by Lender in its sole and absolute discretion.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York, New York are not open for business.

“Major Lease” shall mean any Lease (i) covering more than 5,000 square feet at the Property, (ii) made with a Tenant that is a Tenant under another Lease at the Property or that is an Affiliate of any other Tenant under a Lease at the Property, if the Leases together cover more than 7,500 square feet, (iii) made with a Tenant that is paying base rent in an amount equal to or exceeding three percent (3)% of the Gross Income from Operations, or (iv) any other Tenant under a Lease at the Property identified by Lender as an “major tenant” of the Property.

“Management Agreement” shall mean that certain management agreement entered into by and between Mortgage Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property.

“Manager” shall mean CPA Holdings, LLC, a Delaware limited liability company, or if the context requires, a Qualifying Manager who is managing the Property in accordance with the terms or provisions of this Agreement, or any other manager approved in accordance with the terms and conditions of the Loan Documents.

“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets, financial condition, equity, contingent liabilities, prospects, Major Leases or results of operations of Mortgage Borrower, Borrower, Guarantor, the Property or the Collateral, (ii) the ability of Mortgage Borrower, Borrower, or Guarantor to perform, in all material respects, its obligations under each of the Loan Documents and the Mortgage Loan Documents, as applicable, (iii) the enforceability or validity of any Loan Document or Mortgage Loan Document, the perfection or priority of any Lien created under any Loan Document or Mortgage Loan Document or the remedies of Lender or Mortgage Lender under any Loan Document or Mortgage Loan Document, or (iv) the value of or cash flow from the Property and/or the Collateral or the operations thereof. Notwithstanding anything in this Agreement to the contrary, an act, event or occurrence with respect to Guarantor shall not have a Material Adverse Effect, provided that (i) the Net Worth of Guarantor equals or exceeds Twenty-Five Million and No/100 Dollars ($25,000,000.00), (ii) such act, event or occurrence shall not have any Material Adverse Effect, and (iii) such act, event or occurrence shall not have any material adverse effect upon the ability of Guarantor to perform, in all material respects, its obligations under each of the Loan Documents to which it is a party.

“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement and the Leases or other contract and/or agreement that is material to the use and operation of the Property or to Mortgage Borrower.

“Maturity Date” shall mean the Initial Maturity Date or, following an exercise by Borrower of one (1) or more of the Extension Options, the applicable Extended Maturity Date, or, such other date on which the outstanding principal balance of the Loan becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Maximum Leverage Ratio” shall mean, with respect to Guarantor, a Leverage Ratio of fifty percent (50%).

“Mezzanine B Borrower” shall mean CP Atlanta II, LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Mezzanine B Borrower Company Agreement” shall mean the Limited Liability Company Agreement of Mezzanine B Borrower among CPA Holdings, LLC, a Delaware limited liability company, as the sole member, Michelle A. Dreyer and Cheryl A. Tussie, as the springing members, dated as of [                ], 2007.

“Mezzanine B Cash Management Agreement” shall mean the “Mezzanine B Cash Management Agreement” as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Collateral” shall mean the “Collateral” as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Debt Service” shall mean the “Debt Service” as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Interest Rate Protection Agreement” shall mean the “Interest Rate Protection Agreement” as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Lender” shall mean UBS REAL ESTATE SECURITIES, INC., a Delaware corporation, together with its successors and assigns.

“Mezzanine B Loan Agreement” shall mean that certain Mezzanine B Loan Agreement dated as of the date hereof between Mezzanine B Borrower and Mezzanine B Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine B Loan Default” shall mean a “Default” under and as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Loan Documents” shall mean the “Loan Documents” as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Loan Event of Default” shall mean a “Event of Default” under and as defined in the Mezzanine B Loan Agreement.

“Mezzanine Cash Management Agreement” shall mean that certain Mezzanine Cash Management Agreement, dated as of March 8, 2007, among Lender, Borrower and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine Loans” shall have the meaning set forth in Section 11.30.

“Minimum Counterparty Rating” shall mean a credit rating from S&P and Fitch of at least “AA” and from Moody’s of at least “Aa2”; provided, however, that if Lender is the Counterparty, the Minimum Counterparty Rating shall mean a credit rating from S&P and Fitch of at least “AA-” and from Moody’s of at least “Aa3”. If S&P, Moody’s or Fitch withdraws or downgrades the credit rating of the Counterparty below the ratings required by this definition, Borrower shall replace the Interest Rate Protection Agreement not later than fifteen (15) Business Days following written notice from Lender of such downgrade or withdrawal with an Interest Rate Protection Agreement in form and substance satisfactory to Lender (and meeting the requirements set forth in this Section 2.5) from a Counterparty acceptable to Lender having a Minimum Counterparty Rating.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000.00).

“Monthly Debt Service Payment Amount” shall mean an amount equal to the sum of interest only which is due on the Loan for the Interest Period in which the Monthly Payment Date occurs.

“Monthly Payment Date” shall mean April 9, 2007 and the ninth (9th) day of every calendar month occurring thereafter during the term of the Loan, provided, however, that Lender shall have the right to change the Monthly Payment Date to any other day (or such other day of a calendar month selected by Lender, in its sole and absolute discretion, to collect debt service payments under loans which it makes and securitizes) upon notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement and the other Loan Documents to evidence such change.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall have the meaning set forth in the recitals to this Agreement.

“Mortgage Borrower” shall have the meaning set forth in the recitals to this Agreement.

“Mortgage Borrower Company Agreement” shall mean that certain Amended and Fully Restated Limited Liability Company Agreement of Mortgage Borrower among Borrower, as the sole member, Michelle A. Dreyer and Cheryl A. Tussie, as the springing members, dated as of March 6, 2007.

“Mortgage Debt Service” shall mean the “Debt Service” as defined in the Mortgage Loan Agreement.

“Mortgage Lender” shall have the meaning set forth in the recitals to this Agreement.

“Mortgage Loan” shall have the meaning set forth in the recitals to this Agreement.

“Mortgage Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Mortgage Loan Default” shall mean a “Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Documents” shall mean, collectively, to the Mortgage Note, the Mortgage Loan Agreement, the Mortgage, the Cash Management Agreement, and any and all other documents defined as “Loan Documents” in the Mortgage Loan Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Loan Event of Default” shall mean an “Event of Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Note” shall have the meaning set forth in the recitals to this Agreement.

“Mortgage Reserve Funds” shall mean the “Reserve Funds” as defined in the Mortgage Loan Agreement.

“Net Cash Flow” shall have the meaning set forth in the Mortgage Loan Agreement.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Borrower or Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) the costs reasonably incurred by Mortgage Borrower in connection with a restoration of the Property or any portion thereof made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of the Property or any portion thereof in connection with realization thereon following an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including attorneys’ fees) of such refinancing as shall be reasonably approved by Lender.

“Net Worth” shall have the meaning set forth in the Guaranty.

“New Mezzanine Borrower” shall have the meaning set forth in Section 11.30.

“New Mezzanine Loan” shall have the meaning set forth in Section 11.30.

“New Mortgage Loan” shall have the meaning set forth in Section 4.2.17(b).

“Note” shall have the meaning set forth in Section 2.1.3.

“Notice” shall have the meaning set forth in Section 11.6.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower.

“Operating Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.

“Optional Repayment” shall mean a partial repayment of the Loan in a principal amount equal to $2,000,000.00 upon the occurrence of the Optional Repayment Trigger Event.

“Optional Repayment Trigger Event” shall mean the date when (i) Guarantor’s leverage ratio exceeds the Maximum Leverage Ratio, or (ii) the Revenue declines more than fifteen percent (15%) from the previous quarter.

“Original Loan” shall have the meaning set forth in the Recitals.

“Original Loan Agreement” shall have the meaning set forth in the Recitals.

“Original Loan Amount” shall have the meaning set forth in the Recitals.

“Original Mortgage Loan Agreement” shall have the meaning set forth in the Recitals.

“Original Mortgage Note” shall have the meaning set forth in the Recitals.

“Original Note” shall have the meaning set forth in the Recitals.

“Original Pledge Agreement” shall have the meaning set forth in the Recitals.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Patriot Act” shall mean collectively all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56).

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Mortgage Loan Documents and the Loan Documents, (ii) all Liens, encumbrances and other matters expressly set forth on Schedule A or Schedule B of the Title

Insurance Policy (as defined in the Mortgage Loan Agreement), (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” shall have the meaning set forth in the Mezzanine Cash Management Agreement.

“Permitted Prepayment Date” shall mean September 9, 2007.

“Permitted Transferee” shall mean a corporation, partnership or limited liability company (i) acceptable to Lender in its sole, but reasonable, discretion, (ii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies and (iii) whose counsel has delivered to Lender a non-consolidation opinion acceptable to Lender and the Rating Agencies in their sole discretion.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledge Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Pledged Company Interests” shall have the meaning set forth in the recitals to this Agreement.

“Policy” shall have the meaning set forth in the Mortgage Loan Agreement.

“Prepayment Date” shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

“Prepayment Fee” shall mean an amount equal to (i) 1.50% of the principal balance of the Loan being prepaid if the prepayment occurs at any time on or prior to March 9, 2008, (ii) 1.0% of the principal balance of the Loan being prepaid if the prepayment occurs at any time after March 9, 2008 but on or prior to September 9, 2008, and (iii) 0.50% of the principal balance of the Loan being prepaid if the prepayment occurs on any date after September 9, 2008 but prior to March 9, 2009.

“Principal” shall mean Mezzanine B Borrower.

“Prohibited Person” shall mean any Person:

(i) listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order;

(iii) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order;

(iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or

(vi) who is an Affiliate of a Person listed above.

“Professional Independent Director” shall have the meaning as set forth in Section 3.1.24(b)(xvi).

“Property” shall have the meaning set forth in the recitals to this Agreement.

“Qualifying Manager” means (i) Manager, Mortgage Borrower, Guarantor or any Affiliate of Mortgage Borrower or Borrower (ii) any other reputable and experienced professional management organization not subject to insolvency proceedings and with substantial experience managing telecommunications, interconnection facilities, which professional management organization shall be acceptable to Lender in its reasonable discretion, provided that with respect to clause (ii), (a) prior to a Securitization, if such entity is an Affiliate of Mortgage Borrower or Borrower, a non-consolidation opinion acceptable to Lender and (b) after a Securitization, Borrower shall have obtained (A) a Rating Agency Confirmation that management of the Property by such entity will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the securities issued pursuant to the Securitization, and (B) if such entity is an Affiliate of Mortgage Borrower or Borrower, a non-consolidation opinion acceptable to the Rating Agencies. Prior to any Qualifying Manager that is an Affiliate Manager assuming management of the Property, the Lender shall receive an updated Insolvency Opinion with respect to such Affiliate Manager in form, scope and substance reasonably acceptable in all respects to Lender and Rating Agencies.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities or any class thereof.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities or any class thereof by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“Registration Statement” shall have the meaning set forth in Section 9.2(b).

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Related Loan” shall mean a loan made to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan.

“Related Party” shall have the meaning set forth in Section 3.1.24(w)(iii).

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property.

“Renewal Lease” shall have the meaning set forth in Section 4.1.9(a).

“Rent Roll” shall have the meaning set forth in the Mortgage Loan Agreement.

“Rents” shall have the meaning set forth in Article 1 of the Mortgage.

“Required Net Worth” shall have the meaning as set forth in the Guaranty.

“Reserve Funds” shall mean, collectively, the Insurance Funds, the Tax Funds, the Rollover Funds, the Debt Service Funds and any other escrow fund established pursuant to the Loan Documents.

“Reserve Requirements” means with respect to any Interest Period, the maximum rate of all reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Interest Period) which are imposed under Regulation D on eurocurrency liabilities (or against any other category of liabilities which includes deposits by reference to which LIBOR is determined or against any category, of extensions of credit or other assets which includes loans by a non-United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits) during the Interest Period and which are applicable to member banks of the Federal Reserve System with deposits exceeding one billion dollars, but without benefit or credit of proration, exemptions or offsets that might otherwise be available from time to time under Regulation D. The determination of the Reserve Requirements shall be based on the assumption that Lender funded 100% of the Loan in the interbank eurodollar market. In the event of any change in the rate of such Reserve Requirements under Regulation D during the Interest Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including, without limitation, the imposition of Reserve Requirements, or differing Reserve Requirements, on one or more but not all of the holders of the Loan or any participation therein, Lender may use any reasonable averaging and/or attribution methods which it deems appropriate and practical for determining the rate of such Reserve Requirements which shall be used in the computation of the Reserve Requirements. Lender’s computation of same shall be final absent manifest error.

“Resizing Event” shall have the meaning set forth in Section 11.29.

“Restoration” shall have the meaning set forth in the Mortgage Loan Agreement.

“Restoration Threshold” shall have the meaning set forth in the Mortgage Loan

Agreement.

“Restricted Party” shall mean collectively, (a) Borrower, Mortgage Borrower, Principal, Guarantor, and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Mortgage Borrower, Borrower, Principal, Guarantor or any Affiliated Manager or any non-member manager.

“Revenue” shall mean, for any period, revenues from the ownership and operation of the Property from whatsoever source during such period, including, but not limited to (i) Rents, (ii) other license, lease, and concession fees, fees from the provision of services (including wiring, cross-connection, media conversion, easyMUX, rack-and-stack and build-out services), non-recurring, fees under licenses entered into at the Property (including up-front cross-connection fees and other non-recurring cage, cabinet, DC plant, wiring services and clocking fees, provided, however, that the amount of such fees included in Revenue, when added to similar fees paid to Mortgage Borrower, shall be limited to $500,000 per annum or (pro rata portion thereof if applicable)), reimbursements from tenants and customers, utility charges, escalations, forfeited security deposits, service fees or charges, parking fees, and proceeds, if any, from business interruption or other loss of income insurance, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgage Borrower to any Governmental Authority and non-recurring revenues as determined by Lender, (iii) payments received by Mortgage Borrower under the Interest Rate Protection Agreement (as defined in the Mortgage Loan Agreement), proceeds from the sale or refinancing of the Property, security deposits (except to the extent determined to be a forfeited security deposit properly utilized to offset a loss of Rent that would have become due under the Lease to which such security deposit relates during the applicable period), refunds and uncollectible accounts, sales of furniture, fixtures and equipment, and (iv) Net Proceeds (other than business interruption or other loss of income insurance), Awards, utility and other similar deposits, and any disbursements to Mortgage Borrower from the Mortgage Reserve Funds.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Secondary Market Transactions” shall have the meaning set forth in Section 9.1(a).

“Securities” shall have the meaning set forth in Section 9.1(a).

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1(a).

“Security Deposits” shall mean any and all monies representing security deposits under the Lease.

“Servicer” shall have the meaning set forth in Section 11.24(a).

“Servicing Agreement” shall have the meaning set forth in Section 11.24(a).

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Significant Party” shall mean each of Borrower, Mortgage Borrower and Principal.

“SPC Party” shall have the meaning set forth in Section 3.1.24(a)(xv).

“Spread” shall mean 300 basis points.

“Spread Maintenance Premium” shall mean, in connection with a prepayment of all or any portion of the outstanding principal balance of the Loan pursuant to Sections 2.3.3, 2.4.2, 2.4.3, 2.4.4 or 2.4.5 hereof, an amount equal to the present value, discounted at LIBOR on the most recent Determination Date, of all future installments of interest which would have been due hereunder through the last day of the Interest Period during which the Permitted Prepayment Date occurs on the portion of the outstanding principal balance of the Loan being prepaid as if interest accrued on such portion of the principal balance being prepaid at an interest rate per annum equal to the LIBOR Interest Rate then in effect plus the Spread. The Spread Maintenance Premium shall be calculated by Lender and shall be final absent manifest error.

“State” shall mean the state or commonwealth in which the Property or any part thereof is located.

“Subordination of Management Agreement” shall mean that certain Subordination of Management Fees, dated as of March 8, 2007, among Borrower, Mortgage Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which a Person holds an equity interest which is more than 10% of the equity classes issued by such entity.

“Substitute Rate” shall have the meaning set forth in Section 2.2.3(b).

“Substitute Rate Loan” shall mean the Loan at any time in which the Applicable Interest Rate is calculated at the Substitute Rate plus the Substitute Spread in accordance with the provisions of Article II hereof.

“Substitute Spread” shall have the meaning set forth in Section 2.2.3(b).

“Supplemental Closing Date” shall mean the date of this Agreement.

“Survey” shall have the meaning set forth in the Mortgage Loan Agreement

“Tax Funds” shall have the meaning set forth in Section 6.2.1.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall have the meaning set forth in the Mortgage Loan Agreement.

“Title Insurance Policy” shall have the meaning set forth in the Mortgage Loan Agreement.

“Total Assets” shall mean the sum of assets owned by Guarantor as listed on its corporate balance sheet delivered to Lender in any reporting period.

“Total Debt” shall mean the sum of current portion of notes payable and long-term notes, whether secured or unsecured, and contingent liabilities, each as listed on Guarantor’s corporate balance sheet delivered to Lender in any reporting period.

“Transferee” shall have the meaning set forth in Section 8.1.1(f)(ii).

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UBS” shall mean UBS Real Estate Securities Inc., a Delaware corporation.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b).

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“Vacant Space” shall have the meaning set forth in Section 6.5.2.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Terms used herein and not otherwise defined herein (but defined in the Mortgage Loan Agreement) shall have the meaning set forth in the Mortgage Loan Agreement as of the date hereof, notwithstanding any subsequent amendment of the Mortgage Loan Agreement to such defined terms unless Lender shall have consented to such amendment. Any cross-references to the Mortgage Loan Documents shall have the meanings set forth in the Mortgage Loan Documents as of the date hereof, notwithstanding any subsequent amendment of the Mortgage Loan Agreement to such defined terms unless Lender shall have consented to such amendment

II. THE LOAN

Section 2.1 The Loan.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower shall receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note. The Loan shall be evidenced by that certain Amended and Restated Mezzanine A Promissory Note of even date herewith, in the stated principal amount of Ten Million and No/100 Dollars ($10,000,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4 Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (ii) make an equity contribution to the Mortgage Borrower in order to cause Mortgage Borrower to use such amounts for any use permitted pursuant to the Section 2.1.4 of the Mortgage Loan Agreement, and (iii) retain the balance, (if any), or make distributions to its Principal.

Section 2.2 Interest Rate.

2.2.1 Applicable Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, (i) interest on the principal balance of the Original Loan outstanding from time to time shall accrue from (and including) the Closing Date through (but not including) the Supplemental Closing Date at the Applicable Interest Rate set forth in the Original Loan Agreement, and (ii) Interest on the principal balance of the Loan outstanding from time to time shall accrue from (and including) the Supplemental Closing Date up to and including the end of the last Interest Period at the Applicable Interest Rate as set forth herein.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance.

2.2.3 Determination of Interest Rate.

(a) Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the first day of the new Interest Period. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(b) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall, by written notice to Borrower (“Lender’s Notice”), which notice shall set forth in reasonable detail such circumstances, establish the Applicable Interest Rate at Lender’s then customary spread (the “Substitute Spread”), taking into account the size of the Loan and the creditworthiness of Borrower, above a published index used for variable rate loans as reasonably determined by Lender (the “Substitute Rate”).

(c) If, pursuant to the terms of this Agreement, the Loan has been converted to a Substitute Rate Loan and, Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Substitute Rate Loan shall automatically convert to a LIBOR Loan on the first day of the Interest Period next following the effective date set forth in such notice. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a LIBOR Loan to a Substitute Rate Loan.

(d) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (excluding Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

(e) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan shall be cancelled forthwith and (ii) Lender may give Borrower a Lender’s Notice detailing such requirement of law, establishing the Applicable Interest Rate at the Substitute Rate plus the Substitute Spread, in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time plus the Substitute Spread. In the event the condition necessitating the cancellation of Lender’s obligation to make a LIBOR Loan hereunder shall cease, Lender shall promptly notify Borrower of such cessation in writing and the Loan shall resume its characteristics as a LIBOR Loan in accordance with the terms herein from and after the first day of the calendar month next following such cessation. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any out-of-pocket costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be set forth in reasonable detail and Lender’s calculation shall be conclusive absent manifest error.

(f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;

(ii) shall hereafter impose, modify, increase or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the rate hereunder; or

(iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Borrower shall not be required to pay same unless the requirement for such additional amount is the result of requirements imposed generally on lenders similar to Lender and not the result of some specific reserve or similar requirement imposed on Lender as a result of Lender’s special circumstances. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Lender shall provide Borrower with not less than thirty (30) days’ written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amounts required to fully compensate Lender for such additional costs or reduced amounts. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Lender and submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(g) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense (other than consequential and punitive damages) which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Monthly Payment Date or (B) is a Monthly Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate to the Substitute Rate plus the Substitute Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at a rate other than the Substitute Rate plus the Substitute Spread on a date other than the Monthly Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”). Whenever in this Section 2.2.3 the term “interest or fees payable by Lender to lenders of funds obtained by it” is used and no such funds were actually obtained from such lenders, it shall include interest or fees which would have been payable by Lender if it had obtained funds from lenders in order to maintain a LIBOR Loan hereunder. Lender will provide to Borrower a statement detailing such Breakage Costs and the calculation thereof.

(h) The provisions of this Section 2.2.3 shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.2.4 Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payments.

2.3.1 Payment Before Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the initial Interest Period and a payment to Lender of equal to the Monthly Debt Service Payment Amount (using the Applicable Interest Rate and outstanding principal applicable under the Original Loan Agreement) for the Original Loan on each Monthly Payment Date thereafter to and including the Monthly Payment Date occurring in [            ], 2007. Borrower shall make a payment to Lender of equal to the Monthly Debt Service Payment Amount (using the Applicable Interest Rate and outstanding principal applicable under this Agreement) on the Monthly Payment Date occurring in [            ], 2007, and on each Monthly Payment Date thereafter to and including the Maturity Date. Each payment shall be applied first to interest accrued, or to be accrued, for the Interest Period in which the Monthly Payment Date or Maturity Date occurs and the balance, if any, to the outstanding principal amount of the Loan.

2.3.2 Payment on Maturity Date. (a)Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest, the applicable Exit Fee and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents, including, without limitation, all interest which has or will accrue on the on the outstanding principal balance of the Loan through and including the last day of the Interest Period in which the Maturity Date occurs.

(b) Borrower shall have the option to extend the Maturity Date of the Loan for three (3) successive terms (each such option, an “Extension Option” and each such successive term, an “Extension Term”) of one (1) year each (the Maturity Date following the exercise of each such Extension Option is the “Extended Maturity Date”) upon satisfaction of the following terms and conditions: (i) Borrower shall provide Lender with written notice of its election to extend the Maturity Date as aforesaid not later than thirty (30) days and not earlier than ninety (90) days prior to the date the Loan is then scheduled to mature, which notice shall be irrevocable, (ii) no Event of Default shall be in existence either at the time of Borrower’s notice or at the then-current Maturity Date, (iii) Borrower shall enter into an Interest Rate Protection Agreement through the term of the applicable extension under the same terms and conditions of the initial Interest Rate Protection Agreement (including its LIBOR strike price) entered into in connection with the Loan and shall provide an Assignment of Protection Agreement with respect thereto in the form of Assignment of Protection Agreement, together with an opinion of counsel with respect thereto reasonably acceptable to Lender, (iv) Borrower shall have paid or caused to be paid to Lender the applicable non-refundable Extension Fee; provided, however, Borrower shall not pay or cause to be paid to Lender the Extension Fee for the first Extension Term, and (v) the conditions precedent to the extension of the Mortgage Loan have been satisfied and the Mortgage Loan is concurrently extended to the extent the same remains outstanding.

2.3.3 Interest Rate after Default. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan shall accrue interest at the Default Rate, calculated from the date the Default occurred which led to such an Event of Default without regard to any grace or cure periods contained herein. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence and during the continuance of an Event of Default, Borrower shall be required to pay Lender, in addition to all other amounts then payable hereunder, and if such acceleration is prior to the Permitted Prepayment Date, a Spread Maintenance Premium calculated with respect to the amount of principal being repaid, and the applicable Breakage Costs.

2.3.4 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) four percent (4%) of such unpaid sum or (b) the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents.

2.3.5 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the first (1st) Business Day that is immediately preceding such due date (notwithstanding such adjustment of due dates, Borrower shall not be entitled to any deduction of interest due under the Note, this Agreement or any of the other Loan Documents) and, with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, during such extension.

(c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Except as otherwise provided herein and subject to Section 2.4.2 of this Agreement, Borrower shall not have the right to prepay the Loan in whole or in part. On and after the Permitted Prepayment Date, provided no Event of Default has occurred and is continuing, Borrower may, at its option and upon thirty (30) days’ prior notice to Lender, prepay the Debt in whole but not in part; provided, however, any prepayment received by Lender prior to March 9, 2009 shall be accompanied by (i) the applicable

Prepayment Fee, (ii) Breakage Costs and (iii) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date. If a notice of prepayment is given by Borrower to Lender pursuant to Section 2.4.1, the amount designated for prepayment and all other sums required under Section 2.4 shall be due and payable on the proposed prepayment date. If for any reason Borrower prepays the Loan on a date other than a Monthly Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such prepayment. No prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Monthly Payment Date to, but not including, the Determination Date in such calendar month, unless consented to by Lender in its sole discretion.

2.4.2 Liquidation Events. (a) Subject to the Provisions of the Mortgage Loan Agreement, in the event of (i) any Casualty to the Property or any material portion thereof, (ii) any Condemnation of the Property or any material portion thereof, (iii) a Transfer of the Property in connection with the realization on the Mortgage following an Event of Default under the Mortgage Loan, including without limitation a foreclosure sale, (iv) any refinancing of the Mortgage Loan, or (v) the receipt by Mortgage Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the Mezzanine Deposit Account. With respect to subclauses (iii) and (iv) of the immediately preceding sentence, on each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with (i) the applicable Prepayment Fee, (ii) Breakage Costs, (iii) if made prior to the Permitted Payment Date, the Spread Maintenance Premium calculated with respect to the amount of principal being prepaid, and (iv) all interest which would have accrued on the amount of the Loan to be paid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such payment, or, if such prepayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date. Borrower acknowledges and agrees that any sums received by Lender pursuant to this Section 2.4.2 may be transferred by Lender to Mortgage Lender in accordance with the terms of any intercreditor agreement to be applied to the payment of the Mortgage Loan in accordance with the terms of the Mortgage Loan Documents and any such sums which are transferred to the Mortgage Lender will not be applied to the payment of the Debt. Any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid to Borrower. Any prepayment received by Lender pursuant to this Section 2.4.2(a) on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date.

(b) Borrower shall notify Lender of any Liquidation Event not later than one (1) Business Day following the first date on which Borrower has knowledge of such event.

Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of the Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of the Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in this Agreement and the other Loan Documents.

2.4.3 Mandatory Prepayments. If the Property or Mortgage Borrower’s interests therein or Borrower’s interests Mortgage Borrower is sold, transferred or otherwise disposed of, voluntarily or involuntarily, or if the Mortgage Loan is repaid but other than in accordance with Section 2.4.2 of the Mortgage Loan Agreement, then, Borrower shall be required to pay the Loan in whole or otherwise in accordance with Section 2.4.1 plus, if prior to the Permitted Prepayment Date, payment of the Spread Maintenance Premium.

2.4.4 Prepayments After Default. If after an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower (which tender Lender may reject to the extent permitted under applicable Legal Requirements), a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay in addition to the outstanding principal balance of the Loan (a) prepayment fee equal to one percent (1.0%) of the principal amount being prepaid, (b) the applicable Prepayment Fee, (c) Breakage Costs, (d) if made prior to the Permitted Prepayment Date, the Spread Maintenance Premium calculated with respect to the amount of principal being repaid, and (e) all other amounts payable under the Loan Documents. All such amounts determined under this Section 2.4.4. shall be calculated in accordance with Section 2.4.1 as if a prepayment has occurred. Borrower acknowledges and agrees that any sums received by Lender pursuant to this Section 2.4.4 may be transferred by the Lender to the Mortgage Lender in accordance with the terms of any intercreditor agreement to be applied to the payment of the Mortgage Loan in accordance with the terms of the Mortgage Loan Documents and any such sums which are transferred to the Mortgage Lender will not be applied to the payment of the Debt.

2.4.5 Optional Repayment. Upon the occurrence of an Optional Repayment Trigger Event, Lender shall provide written notice to Borrower. Borrower shall respond to Lender with additional information detailing the facts that led to the occurrence of such Optional Repayment Trigger Event within ten (10) Business Days of receipt of Lender’s written notice. Within ten (10) Business Days of receipt of Borrower’s written response, Lender may elect, in its sole discretion, to cause Borrower to make the Optional Repayment. If Lender so elects, then Borrower shall make the Optional Repayment on or before the next occurring Monthly Payment Date; provided, however, any Optional Repayment shall be accompanied by (i) the applicable Prepayment Fee, (ii) Breakage Costs, (iii) if made prior to the Permitted Prepayment Date, the Spread Maintenance Premium calculated with respect to the amount of such Optional Repayment, and (iv) all interest which would have accrued on the amount of the Optional Repayment to be paid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such payment, or, if such Optional Repayment occurs on a Monthly Payment Date, through and including the last day of the Interest Period related to such Monthly Payment Date, and Borrower shall concurrently make (i) the

Optional Repayment (as defined in the Mortgage Loan Agreement) in accordance with the terms of Section 2.4.4 of the Mortgage Loan Agreement to the extent the Mortgage Loan remains outstanding, and (ii) the Optional Repayment (as defined in the Mezzanine B Loan Agreement) in accordance with the terms of Section 2.4.5 of the Mezzanine B Loan Agreement. If for any reason Borrower makes the Optional Repayment on a date other than a Monthly Payment Date, Borrower shall pay Lender, in addition to Optional Repayment, all interest which would have accrued on the amount of the Optional Repayment to be paid through and including the last day of the Interest Period related to the Monthly Payment Date next occurring following the date of such payment. No Optional Repayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Monthly Payment Date to, but not including, Determination Date in such calendar month, unless consented to by Lender in its sole discretion. With respect to an Optional Repayment Trigger Event, if Lender does not elect to cause Borrower to make the Optional Repayment in accordance with this Section 2.4.5(a), Lender shall not require such Optional Repayment until the occurrence of another, separate Optional Repayment Trigger Event.

Notwithstanding anything to the contrary contained herein, neither any failure nor any delay on the part of Lender in electing the Optional Repayment under this Section 2.4.4. shall operate or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

Section 2.5 Interest Rate Cap. At all times during the term of the Loan Borrower shall maintain in effect an Interest Rate Protection Agreement having a term equal to the term of the Loan, with an initial notional amount equal to the amount of the Loan and with a Counterparty reasonably acceptable to Lender having a Minimum Counterparty Rating. If Borrower obtains one (1) interest rate cap, the LIBOR strike rate under the Interest Rate Protection Agreement shall be equal to or less than the Capped LIBOR Rate, or if Borrower obtains more than one (1) interest rate cap, the blended LIBOR strike rate under the Interest Rate Protection Agreement, as determined by Lender, shall be equal to or less than the Capped LIBOR Rate. The Interest Rate Protection Agreement shall be in form and substance substantially similar to the Interest Rate Protection Agreement in effect as of the date hereof. In the event of any downgrade or withdrawal of the rating of such Counterparty by any Rating Agency below the Minimum Counterparty Rating, Borrower shall replace the Interest Rate Protection Agreement not later than thirty (30) Business Days following receipt of notice from Lender of such downgrade or withdrawal with an Interest Rate Protection Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 2.5) from a Counterparty acceptable to Lender having a Minimum Counterparty Rating; provided, however, that if Lender is the Counterparty and any Rating Agency withdraws or downgrades the credit rating of Lender below the Minimum Counterparty Rating, Borrower shall not be required to replace the Counterparty under the Interest Rate Protection Agreement provided that within thirty (30) Business Days following Lender’s written notice to Borrower of such downgrade or withdrawal Lender posts additional collateral acceptable to the Rating Agencies securing its obligations under the Interest Rate Protection Agreement.

III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Borrower Representations. Borrower represents and warrants that:

3.1.1 Organization. (a) Each of Borrower, Principal and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its assets or the conduct of its business requires such qualification, and each Borrower and Principal has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Each Borrower and Principal possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which it is now engaged, the sole business of Borrower is the ownership and management of Mortgage Borrower, and the sole business of Principal is the ownership and management of Borrower.

(b) Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change); provided, however, Borrower shall be permitted to maintain certain of its books and records, as determined by Borrower in its reasonable discretion, at its Headquarters. Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 3798703. Borrower’s federal tax identification number is 20-1085141.

3.1.2 Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and Principal and constitute a legal, valid and binding obligation of Borrower, enforceable against each Borrower and Principal in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3 No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and Principal and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower, Principal and/or Mortgage Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s, Principal’s or Mortgage Borrower’s organizational documents or any agreement or instrument to which Borrower, Principal or Mortgage Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower’s, Principal’s or Mortgage Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4 Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower, Principal, Mortgage Borrower, Guarantor, SPC Party, the Collateral or the Property in any court or by or before any other Governmental Authority that would have a Material Adverse Effect.

3.1.5 Agreements. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have a Material Adverse Effect. Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. Neither Borrower, Principal nor Mortgage Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Principal, Mortgage Borrower, the Property or any of the Collateral are bound where such default would constitute a Material Adverse Effect. Neither Borrower, Principal nor Mortgage Borrower has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower, Principal or Mortgage Borrower is a party or by which Borrower, Principal, Mortgage Borrower, the Property or the Collateral is otherwise bound, other than (a) obligations incurred in the ordinary course of the ownership of the Collateral and the operation of Mortgage Borrower as permitted pursuant to the definition of “special purpose entity” set forth in herein and (b) obligations under the Loan Documents and the Mortgage Loan Documents, as applicable.

3.1.6 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.7 Title. (a) Each pledgor under the Pledge Agreement is the record and beneficial owner of, and has good and marketable title to, the Collateral, free and clear of all Liens whatsoever. The Pledge Agreement, together with the Uniform Commercial Code financing statements required to be filed in connection therewith, will create valid, first priority, security interests in and to, the Collateral, all in accordance with the terms thereof. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership and management of Mortgage Borrower.

(b) Mortgage Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances (as defined in the Mortgage Loan Agreement). The Mortgage, when properly recorded in the appropriate records, will create (a) a valid, first priority, perfected lien on the Property, subject only to Permitted Encumbrances (as defined in the Mortgage Loan Agreement) and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances (as defined in the Mortgage Loan Agreement). There are no mechanics’, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances (as defined in the Mortgage Loan Agreement), individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Mortgage Borrower’s ability to pay its obligations in a timely manner.

3.1.8 No Plan Assets. As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans.

3.1.9 Compliance. Borrower, Principal, Mortgage Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower has received no written notice of any default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would have a Material Adverse Effect. There has not been and shall never be committed by Borrower or Mortgage Borrower or to the best of Borrower’s knowledge, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

3.1.10 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Principal, Mortgage Borrower, the Collateral or the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Borrower, Principal, Mortgage Borrower, the Collateral or the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Principal, Mortgage Borrower, the Collateral or the Property from that set forth in said financial statements.

3.1.11 Condemnation. Borrower has received no written notice that a Condemnation or other proceeding has been commenced. To Borrower’s best knowledge, no condemnation or other proceeding is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12 Intentionally Omitted.

3.1.13 Intentionally Omitted.

3.1.14 Intentionally Omitted.

3.1.15 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.16 Intentionally Omitted.

3.1.17 Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No material claims have been made under any of the Policies, and no Person, including Borrower and Mortgage Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18 No Contractual Obligations. Other than the Loan Documents, the Mortgage Loan Documents, the Borrower Operating Agreement and Mortgage Borrower Company Agreement, as of the date of this Agreement, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, or has incurred any Indebtedness, and prior to the date of this Agreement neither Borrower nor any of its Subsidiaries has entered into any Contractual Obligation, or any agreement, instrument or undertaking by which it or its assets are bound or incurred any Indebtedness.

3.1.19 Subsidiaries. (a) Effective as of the consummation of the transactions contemplated by this Agreement, the Manager of Borrower is CPA Holdings, LLC, a Delaware limited liability company. 100% of the limited liability company interests in Borrower is owned by CPA Holdings LLC, a Delaware limited liability company. Borrower does not have any subsidiaries except as set forth in Schedule VI.

(b) Borrower does not own any equity interests or other securities other than the Pledged Securities (as defined in the Pledge Agreement).

3.1.20 Mortgage Loan Representations and Warranties. All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by Mortgage Lender or to whether the related Mortgage Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

3.1.21 Intentionally Omitted.

3.1.22 Leases. Borrower represents and warrants to Lender with respect to the Leases that: (a) the Rent Roll attached hereto as Schedule I is true, complete and correct, the Property is not subject to any Leases other than the Leases described in Schedule I, Mortgage Borrower is the sole owner of landlord’s interest in the Leases, and no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases, (b) the Leases identified on Schedule I are in full force and effect and there are no material defaults thereunder by either party except (i) as provided in any estoppel certificates or similar documents provided to Lender (collectively, the “Estoppels”), (ii) as disclosed in the Rent Roll, or (iii) as otherwise disclosed by Mortgage Borrower to Lender attached hereto as Schedule IV (the “Additional Disclosures”) (collectively, the Additional Disclosures, the Rent Roll and the Estoppels, the “Lease Disclosures”), (c) the copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto, (d) except as provided in the Lease Disclosures, no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) except as provided in the Lease Disclosures, all work to be performed by Mortgage Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Mortgage Borrower to any Tenant has already been received by such Tenant, (g) all security deposits are being held in accordance with Legal Requirements (h) except as provided in the Lease Disclosures, neither the landlord nor any Tenant is in default under any of the Leases; (i) except as provided in the Lease Disclosures, Borrower has no knowledge of any notice of termination or default with respect to any Lease; (j) Mortgage Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to Mortgage Lender; (k) except as provided in the Lease Disclosures, no Tenant or other party has an option or right of first refusal or offer, to purchase all or any portion of the Property; and (l) no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease.

3.1.23 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Collateral to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Collateral have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder.

3.1.24 Single Purpose. (a) Borrower hereby represents with respect to Borrower, Principal and Mortgage Borrower that it:

(i) each of Borrower, Principal and Mortgage Borrower is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;

(ii) except for Permitted Encumbrances (as detailed on Schedule VII of the Mortgage Loan Agreement) or Permitted Encumbrances (as defined in this Agreement), has no judgments or liens of any nature against Mortgage Borrower or Borrower except for tax liens not yet due;

(iii) each of Borrower, Principal and Mortgage Borrower is in material compliance with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement or the Mortgage Loan Agreement, has received all permits necessary for it to operate;

(iv) neither Borrower, Principal nor Mortgage Borrower is involved in any dispute with any taxing authority;

(v) each of Borrower, Principal and Mortgage Borrower has paid all taxes which it owes;

(vi) Mortgage Borrower has never owned any real property other than the Property and personal property necessary or incidental to its ownership or operation of the Property and has never engaged in any business other than the ownership and operation of the Property. Borrower does not own and will not own any asset or property other than (i) the Pledged Company Interests and (ii) incidental personal property necessary for the ownership of such interests. Principal does not own and will not own any asset or property other than (i) the Pledged Company Interests (as defined in the Mezzanine B Loan Agreement) and (ii) incidental personal property necessary for the ownership of such interests;

(vii) each of Borrower, Principal and Mortgage Borrower is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

(viii) each of Borrower, Principal and Mortgage Borrower has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;

(ix) Borrower has obtained a current Phase I environmental site assessment (“ESA”) for the Property prepared by EBI Consulting and to Borrower’s best knowledge, the ESA has not identified any recognized environmental conditions that require further investigation or remediation; and

(x) Mortgage Borrower has no material contingent or actual obligations not related to the Property. Borrower has no material contingent or actual obligations not related to the Collateral. Principal has no material contingent or actual obligations not related to the Collateral (as defined in the Mezzanine B Loan Agreement).

(b) Borrower hereby represents and warrants to and covenants with Lender that as of the date and until such time as the debt shall be paid in full:

(i) Mortgage Borrower does not own and will not own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property. Borrower does not own and will not own any asset or property other than (i) the Pledged Company Interests and (ii) incidental personal property necessary for the ownership of such interests. Principal does not own and will not own any asset or property other than (i) the Pledged Company Interests (as defined in the Mezzanine B Loan Agreement) and (ii) incidental personal property necessary for the ownership of such interests.

(ii) Mortgage Borrower will not engage in any business other than the ownership, management and operation of the Property and Mortgage Borrower will conduct and operate its business as presently conducted and operated. Borrower will not engage in any business other than the ownership of the related Pledged Company Interests and will conduct and operate its business as presently conducted and operated. Principal will not engage in any business other than the ownership of the related Pledged Company Interests (as defined in the Mezzanine B Loan Agreement) and will conduct and operate its business as presently conducted and operated.

(iii) neither Borrower, Principal nor Mortgage Borrower will enter into any contract or agreement with any Affiliate of Borrower, Principal or Mortgage Borrower, any constituent party of Borrower, Principal, Mortgage Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any such party.

(iv) Neither Borrower nor Mortgage Borrower will (and Borrower agrees it will not permit Mortgage Borrower to) incur, create or assume any Indebtedness other than (i) the Debt and (ii) in case of Mortgage Borrower, (A) the Mortgage Loan, (B) unsecured trade payables and operational of Mortgage Borrower debt not evidenced by a note and in an aggregate amount not exceeding $500,000 at any one time, and (C) Indebtedness incurred in the financing of equipment and other personal property used on the Property with annual payments not exceeding $100,000 in the aggregate; provided that any Indebtedness incurred pursuant to subclauses (ii)(B) and (ii)(C) shall be (x) with respect to subclause (ii)(B), paid within sixty (60) days of the date incurred, and with respect to subclause (ii)(C), paid when it is due and payable, and (y) incurred in the ordinary course of business. No Indebtedness other than the Mortgage Loan may be secured (subordinate or pari passu) by the Property.

(v) Neither Borrower nor Mortgage Borrower will make any loans or advances to any third party (including any Affiliate or constituent party of Borrower or Mortgage Borrower), and shall not acquire any obligations or securities of its Affiliates.

(vi) each of Borrower and Mortgage Borrower is and will remain solvent and each of Borrower and Mortgage Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets as the same shall become due.

(vii) each Significant Party will do all things necessary to observe organizational formalities and preserve its existence, and no Significant Party will not, nor will any Significant Party permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of such Significant Party or such constituent party without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section 3.1.24, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent.

(viii) Each Significant Party will (i) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party, (ii) not cause or permit its assets to be listed as assets on the financial statement of any other Person, provided, however, that such Significant Party’s assets may be included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Significant Party and such Affiliates and to indicate that such Significant Party’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (B) such assets shall be listed on such Significant Party’s own separate balance sheet, (iii) file its own tax returns (to the extent such Significant Party is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person and will pay all of its own taxes as required under applicable law, (iv) such Significant Party maintain its books, records, resolutions and agreements as official records.

(ix) Each Significant Party will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party thereof) Each Significant Party will correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(x) Each Significant Party will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(xi) Neither Significant Party nor any constituent party thereof will engage in, seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, or sale or transfer of all or substantially all of the assets, of Significant Party.

(xii) No Significant Party will commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

(xiii) Each Significant Party will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(xiv) No Significant Party will guarantee or become obligated for the debts of any other Person. Each Significant Party does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person and will not pledge its assets for the benefit of any other Person.

(xv) (A) If any Significant Party is a limited partnership or a limited liability company, (other than a single member limited liability company), each general partner or managing member (each, an “SPC Party”) shall be either a corporation whose sole asset is its interest in such Significant Party, a single-member Delaware limited liability company or a multi-member Delaware limited liability company with two (2) springing members, and each such SPC Party will at all times comply, and will cause such Significant Party to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.24 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of an SPC Party from such Significant Party, such Significant Party shall immediately appoint a new SPC Party whose articles of incorporation or limited liability company operating agreement are substantially similar to those of such SPC Party and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

(B) If any Significant Party is a single member limited liability company, such Significant Party shall have at least two (2) springing members, one of which, upon the dissolution of such sole member or the withdrawal or the disassociation of the sole member from Borrower, shall immediately become the sole member of such Significant Party, and the other of which shall become the sole member of such Significant Party if the first such springing member no longer is available to serve as such sole member.

(xvi) Each Significant Party shall at all times cause there to be at least two duly appointed Independent Directors of each SPC Party and such Significant Party reasonably satisfactory to Lender. “Independent Director” means a natural person who has not been at the time of such individual’s appointment or at any time while serving as a director of such SPC Party and such Significant Party, and may not have been at any time during the five years preceding such appointment (i) a stockholder, director (other than as an Independent Director), officer, trustee, manager, member, employee, partner, attorney or counsel of such SPC Party, such Significant Party or any Affiliate of any of them, (ii) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with such SPC Party, any Significant Party or any Affiliate of any of them, (iii) a Person or other entity controlling or under common control with any such Person excluded from serving as Independent Director under clauses (i) or (ii), or (iv) a member of the immediate family by blood or marriage of any such Person excluded from serving as Independent Director under clause (i) or (ii). A natural person who satisfies the foregoing definition other than subparagraph (ii) shall not be disqualified from serving as an Independent Director of the SPC Party if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of its business (a “Professional Independent Director”). A natural person who otherwise satisfies the foregoing definition other than subparagraph (i) by reason of being the independent director of a “special purpose entity” affiliated with the borrower shall not be disqualified from serving as an Independent Director of the SPC Party if either (x) such individual is a professional independent director or (y) the fees that such individual earns from serving as independent director of Affiliates of the Significant Party or the SPC Party in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for the year. Notwithstanding the immediately preceding sentence, an Independent Director may not simultaneously serve and Independent Director of the Significant Party or SPC Party and

Independent Director of a special purpose entity that owns a direct or indirect equity interest in the Significant Party or SPC Party or a direct or indirect interest equity interest in any co-borrower of the Significant Party or SPC Party. For purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities substantially similar to those set forth in the SPC Party’s organizational documents.

(xvii) No Significant Party shall cause or permit the board of directors of any SPC Party and any Significant Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock or under any organizational document of such Significant Party or SPC Party, requires a vote of the board of directors of each SPC Party and each Significant Party unless at the time of such action there shall be at least two (2) members who are each an Independent Director.

(xviii) Each Significant Party shall conduct its business so that the assumptions made with respect to such Significant Party in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, each Significant Party hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding any Significant Party or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Borrower and any SPC Party.

(xix) Borrower will not permit any Affiliate or constituent party independent access to its bank accounts and will cause Mortgage Borrower not to permit any Affiliate or constituent party independent access to its bank accounts.

(xx) Each Significant Party shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(xxi) Each Significant Party shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

(xxii) Each Significant Party will allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate.

(xxiii) No Significant Party will buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(xxiv) No Significant Party will form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity, except that Borrower may hold the Pledged Company Interests.

(c) Each Significant Party hereby represents and warrants from the date of formation on:

(i) Mortgage Borrower has not owned any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property.

(ii) Mortgage Borrower has not engaged in any business other than the ownership, management and operation of the Property and Mortgage Borrower has conducted and operated its business as presently conducted and operated.

(iii) No Significant Party has entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(iv) Mortgage Borrower has not incurred any Indebtedness other than (A) the mortgage debt encumbering the Property, (B) unsecured trade payables and operational debt not evidenced by a note and (C) Indebtedness incurred in the financing of equipment and other personal property used on the Property. Borrower has not incurred any Indebtedness other than the Debt;

(v) Each Significant Party has paid all of its debts and liabilities from its assets prior to such amounts being delinquent;

(vi) Each Significant Party has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(vii) Each Significant Party has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person. No Significant Party’s assets have been listed as assets on the financial statement of any other Person. Each Significant Party has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person. Each Significant Party has maintained its books, records, resolutions and agreements as official records;

(viii) Each Significant Party has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party), corrected any known misunderstanding regarding its status as a separate entity, conducted all of its business and held all of its assets in its own name, has not identified itself or any of its affiliates as a division or part of the other and has maintained and utilized separate stationery, invoices and checks bearing its own name;

(ix) Each Significant Party has maintained adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(x) Neither Significant Party nor any constituent party thereof has caused the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of such Significant Party;

(xi) No Significant Party has commingled the funds and other assets of such Significant Party with those of any Affiliate or constituent party or any other Person, and has held all of its assets in its own name;

(xii) Each Significant Party has maintained its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person;

(xiii) No Significant Party has guaranteed or became obligated for the debts of any other Person and has not held itself out as being responsible for or have the debts or obligations of any other Person;

(xiv) Each Significant Party has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(xv) No Significant Party has pledged its assets to secure the obligations of any other Person, except as detailed on Schedule VII attached hereto and no such pledge remains outstanding except in connection with the Loan;

(xvi) Each Significant Party has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

(xvii) No Significant Party has owned any subsidiary or any equity interest in any other entity, except as detailed on Schedule VIII hereto;

(xviii) No Significant Party has incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents or the Mortgage Loan Documents;

(xix) No Significant Party has had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents; and

(xx) Except for CPA Access, LLC, none of the tenants holding leasehold interests with respect to the Property are affiliated with the Mortgage Borrower.

3.1.25 Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26 Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

3.1.27 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28 Organizational Chart. The organizational chart attached as Schedule III hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

3.1.29 Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30 No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.

3.1.31 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.32 Intentionally Omitted.

3.1.33 No Bankruptcy Filing. No petition in bankruptcy has been filed against Borrower, Mortgage Borrower, Guarantor or any of its constituent Persons of any of the foregoing in the last seven (7) years, and neither Borrower, Mortgage Borrower, Principal, Guarantor nor any constituent Persons or any of the foregoing in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower, Mortgage Borrower, Principal, Guarantor nor any of its constituent Persons of any of the foregoing are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of their respective assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower, Mortgage Borrower, Principal, Guarantor or such constituent Persons of any of the foregoing.

3.1.34 Full and Accurate Disclosure. To the best of Borrower’s knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which will have a Material Adverse Effect.

3.1.35 Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.1.36 No Change in Facts or Circumstances: Disclosure. To the best of Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of Borrower, Mortgage Borrower, the Collateral or the Property.

3.1.37 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

3.1.38 Perfection of Accounts. Borrower hereby represents, warrants and covenants to Lender that:

(a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts (as defined in the Mezzanine Cash Management Agreement) in favor of Lender, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents, Borrower has not sold or otherwise conveyed the Accounts;

(b) The Accounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code, as set forth in the Cash Management Agreement; and

(c) The Accounts are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Agent’s complying with instructions with respect to the Accounts from any Person other than Lender.

3.1.39 Intentionally Omitted.

3.1.40 Patriot Act. (a) None of Borrower, Mortgage Borrower, any of their respective constituents or Affiliates, and to the best of Borrower’s knowledge, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan is a Prohibited Person.

(b) None of Borrower, Mortgage Borrower, any of their respective constituents or Affiliates, any of their respective brokers or other agents acting in any capacity in connection with the Loan, (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(c) Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this Section 3.1.40.

Section 3.2 Survival of Representations. The representations and warranties set forth in Section 3.1 shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

IV. BORROWER COVENANTS

Section 4.1 Borrower Affirmative Covenants. Borrower hereby covenants and agrees with Lender that:

4.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises or cause Mortgage Borrower to comply with all Legal Requirements applicable to Borrower, Mortgage Borrower, the Collateral and the Property.

4.1.2 Taxes and Other Charges. Borrower shall pay, or shall cause Mortgage Borrower to pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the date such amounts would become due and payable; provided, however, Borrower’s obligation to cause Mortgage Borrower to directly pay Taxes and Other Charges shall be suspended for so long as Mortgage Borrower complies with the terms and provisions of Section 6.2 of the Mortgage Loan Agreement. Borrower will deliver, or cause to be delivered to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish, or cause to be furnished, to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgage Lender pursuant to Section 6.2 of the Mortgage Loan Agreement). Borrower shall not suffer and shall not permit Mortgage Borrower to suffer and shall promptly cause Mortgage Borrower to promptly pay and discharge any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for, or cause to be paid, all utility services provided to the Property. After prior notice to Lender, Borrower, at its or Mortgagor Borrower’s own expense, may contest or cause Mortgage Borrower to contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower and Mortgage Borrower are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Collateral nor the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall, or shall cause Mortgage Borrower to, promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (f) Borrower shall, or shall cause Mortgage Borrower to, furnish cash, or other security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien; and (g) such contest by Borrower is not in violation of Leases.

4.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Mortgage Borrower, the Property, the Collateral and/or Guarantor which if adversely determined would have a Material Adverse Effect.

4.1.4 Access to Property. Borrower shall cause Mortgage Borrower to permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

4.1.5 Further Assurances; Supplemental Affidavits. Borrower shall, at Borrower’s sole cost and expense:

(a) cause Mortgage Borrower to furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

4.1.6 Financial Reporting.

(a) GAAP. Borrower shall keep and maintain or shall cause to be kept and maintained, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the Collateral and in connection with the operation on an individual basis of the Property. All financial statements delivered to Lender in accordance with this Section 4.1.6 shall be prepared in accordance with GAAP in the United States of America as in effect on the date so indicated and consistently applied (or such other accounting basis reasonably acceptable for Lender).

(b) Monthly Reports. Prior to a Securitization, within forty-five (45) days after the end of each calendar month, Borrower shall cause Mortgage Borrower to furnish to Lender a current (as of the calendar month just ended) balance sheet, a detailed operating statement (showing monthly activity and year-to-date) stating Gross Income from Operations, Operating Expenses and Net Cash Flow for the calendar month just ended, a general ledger, a rent roll and, as requested by Lender, a written statement setting forth any variance from the Annual Budget and other documentation supporting the information disclosed in the most recent financial statements. In addition, such statement shall also be accompanied by (i) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such month for such month and (ii) a certificate of the chief financial officer of each of Borrower and Mortgage Borrower (or the general partner of Mortgage Borrower) stating that the representations and warranties of Borrower set forth in Section 3.1.24 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

(c) Quarterly Reports. Within sixty (60) days after the end of each calendar quarter, Borrower shall and shall cause Mortgage Borrower to furnish to Lender a detailed operating statement (showing quarterly activity and year-to-date) stating Gross Income from Operations, Operating Expenses, Net Cash Flow and net cash flow and capital expenditures for the calendar quarter just ended and a balance sheet for such quarter for Borrower and Mortgage Borrower. Borrower’s quarterly statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior calendar quarter, (ii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four quarters; (iii) a current rent roll for the Property; (iv) a certificate executed by the chief financial officer of each of Borrower and Mortgage Borrower (or the general partner of Mortgage Borrower) stating that each such quarterly statement presents fairly the financial condition and the results of operations of the Borrower, Mortgage Borrower, the Collateral and the Property and has been prepared in accordance with general accepted accounting principles; and (v) any notice received from a tenant under any Major Lease threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord, requesting a termination of a Major Lease or a material modification of any Major Lease or notifying Borrower of the exercise or non-exercise of any option provided for in such tenant’s Major Lease, or any other similar material correspondence received by Borrower from tenants under Major Leases during the subject fiscal quarter.

(d) Annual Reports. Within one hundred twenty (120) days after the end of each calendar year of Mortgage Borrower’s operation of the Property, Borrower will and will cause Mortgage Borrower to furnish to Lender a complete copy of Guarantor’s consolidated annual financial statements audited by a “big four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP for such calendar year which financial statements shall contain a balance sheet, a detailed operating statement stating Gross Income from Operations, Operating Expenses, Net Cash Flow and net cash flow for each of Borrower, Mortgage Borrower, the Property and Guarantor. Guarantor’s consolidated annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior calendar year, (ii) a certificate executed by the chief financial officer of Guarantor or the general partner of Guarantor stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Mortgage Borrower, the Collateral and the Property and has been prepared in accordance with GAAP, and (iii) an unqualified opinion of a “big four” accounting firm or other independent certified public accountant reasonably acceptable to Lender.

(e) Certification; Supporting Documentation. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial representative of Borrower.

(f) Additional Reports. Borrower shall, and shall cause Mortgage Borrower to, deliver to Lender as soon as reasonably available but in no event later than thirty (30) days after such items become available to or Mortgage Borrower in final form:

(i) copies of any final engineering or environmental reports prepared for Borrower or Mortgage Borrower with respect to the Property;

(ii) a copy of any notice received by Borrower or Mortgage Borrower from any environmental authority having jurisdiction over the Property with respect to a condition existing or alleged to exist or emanate from or at the Property; and

(iii) if requested by Lender, a summary report listing only Tenants and square footage occupied by such Tenants.

(g) Access. Upon reasonable advance written notice to Borrower, Lender shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower or Mortgage Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as

Lender shall desire. Lender shall to pay any costs and expenses incurred by Lender to examine Borrower’s or Mortgage Borrower’s accounting records with respect to the Collateral or the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest; provided, however, Borrower shall pay or shall cause Mortgage Borrower to pay such costs and expenses upon the occurrence of an Event of Default or a Trigger Event (as defined in the Mezzanine Cash Management Agreement).

(h) Format of Delivery. Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette or (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic format reasonably acceptable to Lender.

(i) Annual Budget. Borrower shall submit or shall cause Mortgage Borrower to submit the Annual Budget to Lender for Lender’s approval not later than sixty (60) days prior to the commencement of each Fiscal Year. Annual Budgets approved by Lender shall hereinafter be referred to as an “Approved Annual Budget.” In the event that Mortgage Borrower incurs an extraordinary operating expense or extraordinary capital expenditure not set forth in the Annual Budget (each, an “Extraordinary Expense”) then Borrower shall promptly deliver or cause Mortgage Borrower to deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.

(j) Other Required Information. Borrower shall, and shall cause Mortgage Borrower to, furnish to Lender, within five (5) Business Days after written request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the Collateral, the operation of the Property and the financial affairs of Borrower or Mortgage Borrower as may be reasonably requested by Lender, including, without limitation, a comparison of the budgeted income and expenses and the actual income and expenses for a quarter and year to date for the Property, together with a detailed explanation of any variances of more than five percent (5%) between budgeted and actual amounts for such period and year to date.

(k) Guarantor’s Financial Reporting. Borrower shall cause Guarantor to comply with this Section 4.1.6.

4.1.7 Title. (a) Borrower will cause Mortgage Borrower to warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances (as defined in the Mortgage Loan Agreement).

(b) Borrower will warrant and defend the validity and priority of Lender’s security interest in the Collateral. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Collateral, other than as permitted hereunder, is claimed by another Person.

4.1.8 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Applicable Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that the Note, this Agreement, the Pledge Agreement, the Mortgage and the other Loan Documents have not been modified or if modified, giving particulars of such modification. Notwithstanding the foregoing, provided no Default or Event of Default shall have occurred, Lender shall be limited to one (1) request per calendar year.

(b) Only to the extent Borrower is entitled to receive under such applicable Lease, Borrower shall deliver or cause Mortgage Borrower to deliver to Lender, within thirty (30) days after request, an estoppel certificate from each Tenant under any Lease (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Lease; provided further that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

(c) After request by Lender, Borrower shall within ten (10) Business Days, furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the outstanding principal balance of the Mortgage Loan, (ii) the applicable interest rate of the Mortgage Loan, (iii) the date installments of interest and/or principal were last paid on the Mortgage Loan, (iv) any offsets or defenses to the Debt (as defined in the Mortgage Loan Agreement) under the Mortgage Loan, if any, and (v) that the Mortgage Loan Documents have not been modified or if modified, giving particulars of such modification.

4.1.9 Leasing Matters.

(a) Borrower may permit Mortgage Borrower to enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease or Renewal Lease is executed by Mortgage Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute the applicable rent during such renewal, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not, in Borrower’s good faith judgment, have a Material Adverse Effect, (iv) is subject and subordinate to the Mortgage and the lessee thereunder agrees to attorn to cause Mortgage Borrower to Lender, (v) is written on the standard form of lease approved by Lender with modifications typically found in similar leases, and (vi) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section 4.1.9(a) shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld. Notwithstanding anything contained to the contrary herein, service orders or licenses in the ordinary course of Mortgage Borrower’s business with existing Tenants for (i) additional power, interconnections, services and/or conditioning; (ii) racks, cages or cabinets (but not additional demised space) not exceeding 500 square feet; or (iii) additional riser space, conduit space or ancillary space not exceeding 500 square feet shall not constitute an amendment to Major Lease requiring Lender’s approval hereunder; provided, however, any such service order or license, in one instance or in aggregate, shall not have any Material Adverse Effect. At Lender’s request, Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection (a) together with Officer’s Certificate stating that Mortgage Borrower has satisfied all of the conditions of this Section 4.1.9(a).

(b) Borrower (i) shall cause Mortgage Borrower to observe and perform, in all material respects, all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall cause Mortgage Borrower to promptly send copies to Lender of all notices of default or other material matters which Borrower shall send or receive with respect to the Leases; (iii) shall cause Mortgage Borrower to enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender’s prior written approval); (iv) shall not permit Mortgage Borrower to collect any of the Rents more than one (1) month in advance (except Security Deposits shall not be deemed Rents collected in advance); (v) shall not permit Mortgage Borrower to execute any other assignment of the lessor’s interest in any of the Leases or the Rents; (vi) shall not permit Mortgage Borrower to consent to any assignment of or subletting under any Major Leases not in accordance with their terms, without the prior written consent of Lender; and (vii) any Lease termination or cancellation fees shall be paid to Lender and held in the Deposit Account.

(c) Borrower may permit Mortgage Borrower to, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a Material Adverse Effect, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and the Mortgage Loan Agreement and any lease subordination agreement binding upon Mortgage Lender with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a Material Adverse Effect. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Section 4.1.9(c) shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld, at Borrower’s reasonable expense not to exceed $500 in any instance. At Lender’s request, Borrower shall cause Mortgage Borrower to promptly deliver, or cause to be delivered, to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 4.1.9(c) together with Officer’s Certificate stating that all of the conditions of this Section 4.1.9(c) have been satisfied.

(d) Notwithstanding anything contained herein to the contrary, Borrower shall not permit Mortgage Borrower to, without the prior written consent of Lender, which consent shall not be unreasonably withheld, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease.

(e) Notwithstanding the provisions of this Section 4.1.9, to the extent that Lender’s prior written approval is required pursuant to this Section 4.1.9, Lender shall, with respect to new Leases and modifications, amendments or terminations of existing Leases, have ten (10) Business Days from receipt of such written request and any and all material or relevant information and documentation (including, inter alia, a breakdown of all costs thereof) relating thereto (collectively, the “Lease Request Package”) in which to furnish Lender’s approval or disapproval thereof, provided, such request to Lender is marked in bold, uppercase lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”. In the event Lender fails to respond to the Lease Request Package within ten (10) Business Days after Lender’s receipt of the Lease Request Package, or with respect to a Major Lease, thereafter Borrower sends a second written request containing the following marked in bold, uppercase lettering: “YOUR FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT SHALL RESULT IN THE ENCLOSED MATERIALS BEING DEEMED APPROVED” requiring a response within five (5) Business Days of Lender’s receipt of such second written request, Lender shall be deemed to have approved or consented to such new Lease or such modification, amendment or termination of an existing Leases, or with respect to a Major Lease, if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period. As part of the Lease Request Package, Borrower shall be required to provide Lender with such information and documentation as may be reasonably required by Lender, including without limitation, lease comparables and other market information as reasonably required by Lender.

(f) Notwithstanding the leasing approval procedures set forth above, to facilitate Borrower’s leasing process, Borrower may cause Mortgage Borrower to present prospective leasing transactions to Lender prior to the negotiation of a final lease pursuant to the following procedures:

(i) whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9, Borrower shall have the right to cause Mortgage Borrower to submit to Lender a summary term sheet of the proposed lease or a draft of the Lease, each including all material terms for the proposed lease including, without limitation, the identity of the tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Mortgage Borrower, and as supplemented by any additional information concerning such lease or tenant as may be reasonably requested by Lender (the “Lease Term Sheet”). Lender shall use commercially reasonable efforts to respond within ten (10) Business Days after Lender’s receipt of Mortgage Borrower’s or Borrower’s written request marked “Priority” (and containing a similar statement in bold, uppercase lettering as required under subsection (e) above) for approval or consent of the Lease Term Sheet and the delivery by Mortgage Borrower or Borrower of such other information and documentation reasonably requested by Lender in connection therewith. If Lender fails to respond to such request within ten (10) Business Days after receipt of such request and the delivery by Mortgage Borrower or Borrower of any other additional information or documentation reasonably requested by Lender in connection therewith, or with respect to a Major Lease, thereafter Mortgage

Borrower or Borrower sends to Lender a second request marked “Priority” and containing a legend in bold, uppercase letters stating that Lender’s failure to respond within five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to the Lease Term Sheet, or with respect to a Major Lease, if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period. If Lender approves or is deemed to have approved the Lease Term Sheet, Lender’s prior approval shall not be required for the final Lease, except to the extent such final Lease (A) deviates in any material respect from the terms set forth in the Lease Term Sheet or contains any material terms not set forth in the Lease Term Sheet and Lender determines in good faith that such deviation or new information shall materially or adversely affect either (1) Mortgage Borrower’s interest under the Lease or (2) Lender’s interest in this Agreement or the other Loan Documents, (B) if a draft lease had not been submitted to Lender, deviates in any material respect from the standard form of lease approved by Lender and Lender determines in good faith that such deviation shall materially or adversely affect either (1) Mortgage Borrower’s interest under the Lease or (2) Lender’s interest in this Agreement or the other Loan Documents or (C) is not fully executed within one hundred twenty (120) days after the Lease Term Sheet is approved or deemed approved. Borrower shall deliver to Lender a fully executed copy of the Lease within ten (10) days of the execution thereof; and

(ii) whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has previously approved Lease Term Sheet pursuant to subsection (f)(i) above, Lender shall use commercially reasonable efforts to respond within five (5) Business Days after Lender’s receipt of both (A) Mortgage Borrower or Borrower’s written request marked “Priority” (and containing a similar statement in bold, uppercase lettering as required under subsection (f)(i) above) for such approval or consent and (B) such other information and documentation as is material or relevant to the request or otherwise is reasonably requested by Lender. If Lender fails to respond to such request within such five (5) Business Day period, and thereafter Mortgage Borrower or Borrower sends a second request containing a legend in bold, uppercase letters stating that Lender’s failure to respond within a second five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to the matter for which Lender’s consent or approval was sought if Lender fails to respond to such second written request before the expiration of such second five (5) Business Day period, provided that there have been no material deviations from the Lease Term Sheet and that the aggregate economics of the transaction are no less favorable to Mortgage Borrower than as set forth in the Lease Term Sheet.]

4.1.10 Alterations. Lender’s prior approval shall be required in connection with any alterations to any Improvements (except tenant improvements under any Lease approved by Lender (Lender, subject to Lender’s reliance upon the truth, accuracy and completeness of Borrower’s representations set forth in Section 3.1.22 hereof, having approved of all Leases that exist as of the date hereof) or under any Lease for which approval was not required by Lender under this Agreement adversely affecting structural components of the Property, utilities, HVAC or the exterior of the building) (a) that may have a Material Adverse Effect on Borrower’s or Mortgage Borrower’s financial condition, the value of the Property or the ongoing revenues and expenses of the Property or (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, which approval may be granted or withheld in Lender’s sole discretion. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) Letters of Credit (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (v) a completion bond, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases and (y) amounts actually deposited with Mortgage Lender by Mortgage Borrower as security with respect to such alterations pursuant to Section 4.1.10 of the Mortgage Loan Agreement.

4.1.11 Material Agreements. (a) Borrower shall and shall cause Mortgage Borrower to, (i) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement and Operating Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement and Operating Agreement of which it is aware and (iii) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement and Operating Agreement to which it is a party in a commercially reasonable manner.

(b) Borrower shall not and shall cause Mortgage Borrower to not, without Lender’s prior written consent: (i) enter into, surrender or terminate any Material Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (ii) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arms’-length basis and commercially reasonable terms; or (iii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arms’-length basis and commercially reasonable terms.

4.1.12 Performance by Borrower. (a) Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.

(b) Borrower shall cause Mortgage Borrower to in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Mortgage Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by Mortgage Borrower without the prior consent of Lender.

4.1.13 Costs of Enforcement/Remedying Defaults. In the event (a) the Note or any other Loan Document is put into the hands of an attorney for collection, suit or action (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower or Guarantor or an assignment by Borrower, Mortgage Borrower, Principal or Guarantor for the benefit of their respective creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default hereunder, Borrower shall be chargeable with and agrees to pay all reasonable costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable within ten (10) days on written demand, together with interest thereon from the date incurred by Lender at the Default Rate, and together with all required service or use taxes.

4.1.14 Business and Operations. Borrower shall cause Mortgage Borrower to continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and leasing of the Property. Borrower and Mortgage Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and leasing of the related Property. Borrower shall cause Mortgage Borrower to at all times cause the Property to be maintained as a carrier hotel/telecommunications interconnection facility.

4.1.15 Loan Fees. Borrower shall pay all fees and costs (including, without limitation, all origination and commitment fees) required of Borrower pursuant to the terms of that certain term sheet (the “Term Sheet”) between Borrower and Lender dated December 12, 2006.

4.1.16 Intentionally Omitted.

4.1.17 Intentionally Omitted.

4.1.18 Intentionally Omitted.

4.1.19 Notice of Certain Events. Borrower shall give notice, or cause notice to be given, to Lender promptly upon the occurrence of:

(a) any Default, Mortgage Loan Default or Mortgage Loan Event of Default;

(b) any default or event of default under any Contractual Obligation of Borrower, or, to the knowledge of Borrower, Mortgage Borrower, Principal or Guarantor that could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting Borrower, or, to the knowledge of Borrower, affecting any of Mortgage Borrower, Borrower, Principal or Guarantor, which could reasonably be expected to have a Material Adverse Effect;

(d) a change in the business, operations, property or financial or other condition or prospects of Borrower, or, to the knowledge of Borrower, Mortgage Borrower, Principal or Guarantor which could reasonably be expected to have a Material Adverse Effect.

4.1.20 Further Assurances. Borrower shall, and shall cause Mortgage Borrower to, promptly (a) cure any defects in the execution and delivery of the Loan Documents or Mortgage Loan Documents, as applicable, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents or Mortgage Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents or Mortgage Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. Borrower grants Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender under the Loan Documents, at law and in equity, including without limitation such rights and remedies available to Lender pursuant to Sections 10.2, 10.3, and 10.4.

4.1.21 Intentionally Omitted.

4.1.22 Principal Place of Business, State of Organization. Borrower shall not cause or permit any change to be made in its or Mortgage Borrower’s name, identity (including its trade name or names), place of organization or formation (as set forth in Section 3.1.1 hereof) of Borrower’s or Mortgage Borrower’s corporate, partnership or other structure unless Borrower or Mortgage Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, the Mezzanine Cash Management Agreement and the other Loan Documents and, in the case of a change in Borrower’s structure, without first obtaining the prior consent of Lender. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, is the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in the introductory paragraph of this Agreement. Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

4.1.23 Special Distributions. On each date on which amounts are required to be disbursed to the Mezzanine Collection Account (as defined in the Cash Management Agreement) pursuant to the terms of the Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, Borrower shall exercise its rights under Mortgage Borrower

Company Agreement to cause Mortgage Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed to the Mezzanine Collection Account or otherwise paid to Lender on such date.

4.1.24 Curing. Lender shall have the right, but shall not have the obligation, to exercise Borrower’s rights under the Loan Documents (a) to cure a Mortgage Loan Default or Mortgage Loan Event of Default and (b) to satisfy any Liens, claims or judgments against the Property (except for Liens permitted by the Mortgage Loan Documents), in the case of either (a) or (b), unless Borrower or Mortgage Borrower shall be diligently pursuing remedies to cure to Lender’s sole satisfaction. Borrower shall reimburse Lender on demand for any and all costs incurred by Lender in connection with curing any such Mortgage Loan Default or Mortgage Loan Event of Default or satisfying any Liens, claims or judgments against the Property.

4.1.25 Mortgage Reserve Funds. Borrower shall cause Mortgage Borrower to deposit and maintain each of the Mortgage Reserve Funds as more particularly set forth in Article VI of the Mortgage Loan Agreement and to perform and comply with all the terms and provisions relating thereto. Borrower grants to Lender a first-priority perfected security interest in Borrower’s interest in each of the Mortgage Reserve Funds, if any, subject to the prior rights of Mortgage Lender, and any and all monies now or hereafter deposited in each Mortgage Reserve Fund as additional security for payment of the Debt to the extent Borrower has an interest in same. Subject to the qualifications regarding Borrower’s interest in the Mortgage Reserve Funds, if any, until expended or applied in accordance with the Mortgage Loan Documents or the Loan Documents, Borrower’s interest in the Mortgage Reserve Funds shall constitute additional security for the Debt and upon the occurrence of an Event of Default, Lender may, in addition to any and all other remedies available to Lender, apply any sums then present in any or all of the Mortgage Reserve Funds to the payment of the Debt in any order in its sole discretion.

4.1.26 Mortgage Borrower Covenants. Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article IV of the Mortgage Loan Agreement).

Section 4.2 Borrower Negative Covenants. Borrower covenants and agrees with Lender that:

4.2.1 Liens. (a) Borrower shall not create, incur, assume or suffer to exist any Lien on any of the Collateral except for Liens created by or permitted pursuant to the Loan Documents.

(b) Borrower shall not permit or cause Mortgage Borrower to create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except: (i) Permitted Encumbrances; (ii) Liens created by or permitted pursuant to the Mortgage Loan Documents; and (iii) Liens for Taxes or Other Charges not yet due. Borrower shall obtain Lander’s consent for any Lien for which Mortgage Borrower is required to obtain Mortgage Lender’s consent under the Mortgage Loan Agreement.

4.2.2 Dissolution. Borrower shall not, and shall not permit Mortgage Borrower to (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) in the case of Borrower, engage in any business activity not related to the ownership of equity interests in Mortgage Borrower, (c) in the case of Mortgage Borrower, engage in any business activity not related to the ownership and operation of the Property, (d) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower or Mortgage Borrower, as applicable, except to the extent expressly permitted by the Loan Documents or the Mortgage Loan Documents, or (e) cause, permit or suffer any SPC Party or Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of such SPC Party, in each case without obtaining the prior consent of Lender.

4.2.3 Change in Business. Borrower shall not enter into any line of business other than the ownership of the Collateral. Borrower shall not permit Mortgage Borrower to enter into any line of business other than ownership and operations of the Property.

4.2.4 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business. Borrower shall not permit Mortgage Borrower to cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance with the Mortgage Loan Documents) owed to Mortgage Borrower by any Person, except for adequate consideration and in the ordinary course of Mortgage Borrower’s business.

4.2.5 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party. Borrower shall not permit Mortgage Borrower to enter into, or be a party to, any transaction with an Affiliate of Mortgage Borrower or any of the partners of Mortgage Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Mortgage Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

4.2.6 Zoning. Borrower shall not permit Mortgage Borrower to initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

4.2.7 Assets. Borrower shall not purchase or own any property other than the Collateral. Borrower shall not permit Mortgage Borrower to purchase or own any property other than the Property and any property necessary or incidental for the operation of the Property.

4.2.8 No Joint Assessment. Borrower shall not permit Mortgage Borrower to suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.9 Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior notice.

4.2.10 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

4.2.11 Material Agreements. Borrower shall not, and shall cause Mortgage Borrower to not, without Lender’s prior written consent: (a) enter into, surrender or terminate any Material Agreement or Operating Agreement to which it is a party (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Material Agreement or Operating Agreement to which it is a party, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement or Operating Agreement to which it is a party in any material respect, except on an arms’-length basis and commercially reasonable terms.

4.2.12 Intentionally Omitted.

4.2.13 Limitation on Securities Issuances. None of Borrower or any of its Subsidiaries shall issue any limited liability company or limited partnership interests or other securities other than those that have been issued as of the date hereof.

4.2.14 Limitations on Distributions. Following the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions to its members.

4.2.15 Other Limitations. Prior to the payment in full of the Debt, neither Borrower nor any of its Subsidiaries shall, without the prior written consent of Lender (which may be furnished or withheld at its sole and absolute discretion), give its consent or approval to any of the following actions or items:

(a) except as permitted by Lender herein (i) any refinance of the Mortgage Loan, (ii) any prepayment in full of the Mortgage Loan, (iii) any Transfer of the Property or any portion thereof or of any interest, direct or indirect, in Mortgage Borrower, or (iv) any action in connection with or in furtherance of the foregoing (including, but not limited to, any defeasance of the Mortgage Loan);

(b) creating, incurring, assuming or suffering to exist any additional Liens on any portion of the Property except for Permitted Encumbrances.

(c) any modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents;

(d) approve the terms of any Annual Budget;

(e) the distribution to the partners, members or shareholders of Mortgage Borrower of property other than cash;

(f) except as set forth in an Approved Annual Budget or as permitted under the Mortgage Loan Documents, any (i) improvement, renovation or refurbishment of all or any part of the Property to a materially higher standard or level than that of comparable properties in the same market segment and in the same geographical area as the Property, (ii) removal, demolition or material alteration of the improvements or equipment on the Property or (iii) material increase in the square footage or gross leasable area of the improvements on the Property if a material portion of any of the expenses in connection therewith are paid or incurred by Mortgage Borrower;

(g) any material change in the method of conduct of the business of Borrower or Mortgage Borrower (including the entering into of an operating lease with respect to all or any part of the Property), such consent to be given in the sole discretion of the Lender;

(h) the settlement of any claim against Borrower or Mortgage Borrower, other than a fully insured third party claim, in any amount greater than $1,000,000 (in the case of Borrower) or $1,000,000 (in the case of Mortgage Borrower), such consent to be given in the sole discretion of the Lender; or

(i) except as required by the Mortgage Loan Documents, any determination to restore the Property after a Casualty or Condemnation.

4.2.16 Contractual Obligations. Other than the Loan Documents, the Borrower Operating Agreement (and the initial limited liability company interests in Borrower issued pursuant thereto), and the Mortgage Borrower Company Agreements, neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a limited partner or regular member, as applicable, of Mortgage Borrower.

4.2.17 Refinancing. Borrower shall not consent to or permit a refinancing of the Mortgage Loan unless it obtains the prior consent of Lender, provided that Lender shall consent to a refinancing in full of the Mortgage Loan if, after considering the following factors, Lender determines in its reasonable discretion that such factors have been satisfied:

(a) no Event of Default or event which with the giving of notice and/or lapse of time would constitute an Event of Default under this Agreement shall have occurred and be continuing;

(b) the new mortgage loan including, without limitation, any successive refinancing (“New Mortgage Loan”) shall have (A) an interest rate that is no higher than the current interest rate provided for under the Mortgage Loan (or in the event the Mortgage Loan is a floating rate loan, an interest rate that is benchmarked off the same index and with a spread over such index which is no greater than the then current spread applicable to the Mortgage Loan), as determined by Lender in its sole discretion (and shall provide for an interest rate cap substantially identical to the Interest Rate Protection Agreement (as defined in the Mortgage Loan Agreement), provided, however, that in connection with a permitted refinancing during the three (3) months prior to the Maturity Date the interest rate may be at the then prevailing market rate; (B) a principal balance that is no more than the balance of the Mortgage Loan on the date of the refinancing plus any advances made by the Mortgage Lender or the Servicer (as defined in the Mortgage Loan Agreement) in order to protect or preserve the Property (as defined in the Mortgage Loan Agreement) or the lien of the Mortgage Loan Documents on the Property; provided, however, that in connection with a permitted refinancing during the three (3) months prior to the Maturity Date, the principal balance may also include reasonable and customary closing costs; (C) if the New Mortgage Loan provides for amortization, amortization amounts not greater than that calculated on the basis of an equal monthly payment self liquidating twenty-nine (29) year loan using the initial interest rate for the permitted refinancing in question for such calculation; provided, however, that the amount of amortization may be greater than the amortization under the Mortgage Loan due to an increase in the principal balance as permitted under subsection (B) above; (D) a maturity date that is no earlier than that provided for under the Mortgage Loan at the time of the closing hereof; (E) no provisions providing for the payment of any additional interest, fees, participating interest or other similar equity feature; (F) no provision in which collateral not granted for the benefit of Mortgage Lender or otherwise encumbered with respect to the Mortgage Loan as of the date hereof is granted for the benefit of or with respect to the New Mortgage Loan; (G) no provision whereby the New Mortgage Loan is cross-defaulted with any other Indebtedness; (H) reserves substantially the same as those maintained under the

Mortgage Loan and a cash management and lockbox arrangement substantially similar to that maintained under the Mortgage Loan; and (I) no provisions that prohibit the prepayment of the New Mortgage Loan from and after the Permitted Prepayment Date (as defined in the Mortgage Loan Agreement) without the payment of a prepayment premium or penalty that is greater than the prepayment premium or penalty required under the Mortgage Loan Agreement;

(c) the terms of the New Mortgage Loan shall permit the Loan, shall provide the same express rights to the Lender as the Mortgage Loan and shall not conflict with the terms of the Loan and the new mortgage lender shall enter into an intercreditor agreement with Lender no less favorable to Lender than the then existing intercreditor agreement;

(d) the Property may not be transferred in connection with such refinancing except pursuant to a Transfer made in accordance with Section 8.1 of this Agreement or the Mortgage Loan Agreement;

(e) Borrower shall pay all costs and expenses of Lender incurred in connection with any such refinancing, including, without limitation, reasonable fees and expenses of Lender’s counsel;

(f) Borrower shall execute and deliver such amendments to this Agreement and the other Loan Documents as Lender may request in connection with such New Mortgage Loan;

(g) Lender shall have received such settlement statements, pay-off letters, opinions and other documentation as it shall reasonably request in connection with such refinancing; and

(h) Lender shall have received at least thirty (30) days prior written notice of such refinancing.

Upon the satisfaction of the foregoing, Borrower may permit or consent to a refinancing of the Mortgage Loan, whereupon such New Mortgage Loan shall be deemed to be the Mortgage Loan as defined herein.

V. INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1 Insurance.

5.1.1 Insurance Policies.

(a) Borrower shall cause Mortgagor Borrower to maintain at all times during the term of the Loan the insurance required under Section 5.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as an additional named insured under each of the insurance policies described in Sections 5.1.1(a)(ii), (v), (vii), (viii), (ix) and (x) of the Mortgage Loan Agreement and Lender shall be identified in each policy as follows: UBS Real Estate Securities, Inc., a Delaware corporation, its successors, assigns and participants as their respective interests may appear, as secured party. In addition, Borrower shall cause Lender to be named as a named insured together with Mortgage Lender, as their interest may appear but subject to the terms of any intercreditor agreement between Lender and Mezzanine Lender, under the insurance policies required under Sections 5.1.1(a)(i), (iii), (iv) and (vi) of the Mortgage Loan Agreement and Lender shall be identified in each policy as follows: UBS Real Estate Securities Inc., a Delaware corporation, its successors, assigns and participants as their respective interests may appear, as secured party. Borrower shall also cause all insurance policies required under this Section 5.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Borrower shall provide Lender with evidence of all such insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender.

(b) If at any time Lender is not in receipt of written evidence, after the expiration of applicable time periods described in the Mortgage Loan Agreement or after Lender’s written request for such evidence, that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon written demand and until paid shall be secured by the Collateral and shall bear interest at the Default Rate.

Section 5.2 Casualty and Condemnation.

5.2.1 Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall cause Mortgage Borrower to promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3 of the Mortgage Loan Agreement, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall cause Mortgage Borrower to pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Mortgage Borrower. In the event of a Casualty where the loss does not exceed Restoration Threshold, Borrower may permit Mortgage Borrower to settle and adjust such claim; provided that (a) no Event of Default or Mortgage Loan Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default or Mortgage Loan Event of Default then exists, Borrower may permit Mortgage Borrower to settle and adjust such claim only with the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2 Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall cause Mortgage Borrower to deliver to Lender a copy of any and all papers served in connection with such proceedings. Borrower may permit Mortgage Borrower to settle and compromise the Condemnation only with prior written the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof: Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall cause Mortgage Borrower to, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and to make any compromise or settlement in connection with any such Condemnation. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until Net Liquidation Proceeds After Debt Service have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Net Liquidation Proceeds After Debt Service at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3 of the Mortgage Loan Agreement.

5.2.3 Restoration. Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 5.3 of the Mortgage Loan Agreement in connection with a restoration of the Property after a Casualty or Condemnation. If any portion of the Property is taken by a condemning authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute the Restoration of the Property pursuant to Article V of the Mortgage Loan Agreement and otherwise comply with the provisions of Article V of the Mortgage Loan Agreement.

VI. RESERVE FUNDS

Section 6.1 Intentionally Omitted.

Section 6.2 Tax Funds.

6.2.1 Deposits of Tax Funds. On the Closing Date, Borrower shall deposit with Lender the amount of One Hundred Thirty Two Thousand Four Hundred Eighty Eight and 44/100 Dollars ($132,488.44) and shall be deposited on each Monthly Payment Date an amount equal to one-twelfth, of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates. Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the “Tax Funds”. If at any time Lender reasonably determines that the Tax

Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

6.2.2 Release of Tax Funds. Lender shall have the right to apply the Tax Funds to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, release all such excess Tax Funds to Borrower. Any Taxes paid by Lender from the Tax Funds shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

6.2.3 Waiver of Tax Escrow. Borrower shall be relieved of its obligation to make deposits of Tax Funds under Section 6.2.1 above, to the extent Mortgage Borrower is required to and does make all required deposits to a tax escrow account under the Mortgage Loan. Within a reasonable period of time after Lender’s written request therefor, Borrower shall provide Lender with reasonable evidence that such deposits have been made that all Taxes have been paid.

Section 6.3 Insurance Funds.

6.3.1 Deposits of Insurance Funds. On the Closing Date, Borrower shall deposit with Lender the amount of Thirty Three Thousand Two Hundred Forty Three and 33/100 Dollars ($33,243.33) and shall be deposited on each Monthly Payment Date an amount equal to one-twelfth (1/12th) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Amounts deposited pursuant to this Section 6.3.1 are referred to herein as the “Insurance Funds”. If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

6.3.2 Release of Insurance Funds. Lender shall have the right to apply the Insurance Funds to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower. Any Insurance Premiums paid by Lender from the Insurance Funds shall be deemed to be a capital contribution from Borrower to Mortgage Borrower.

6.3.3 Waiver of Insurance Escrow. Borrower shall be relieved of its obligation to make deposits of Insurance Funds under Section 6.3.1 above to the extent Mortgage Borrower is required to and does make all required deposits to an insurance escrow account under the Mortgage Loan. Within a reasonable period of time after Lender’s written request therefor, Borrower shall provide Lender with reasonable evidence such deposit have been made and that all Insurance Premiums have been paid.

Section 6.4 Intentionally Omitted.

Section 6.5 Rollover Funds.

6.5.1 Deposit of Rollover Funds. Borrower shall deposit with Lender on each Monthly Payment Date any early lease termination or cancellation fees or a similar cost paid by any terminating Tenant under any Major Lease following the date hereof. Amounts deposited pursuant to this Section 6.5.1 are referred to herein as the “Rollover Funds”.

6.5.2 Release of Rollover Funds. Lender shall direct Agent to disburse to Borrower the Rollover Funds as provided in this Section upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the amount requested, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have reviewed and approved the proposed Lease or Leases for the space previously leased under the terminated Major Lease (the “Vacant Space”), (d) Lender shall have received an estoppel certificate from the applicable replacement Tenant stating that (i) all required work is complete and refunds are due Tenant pursuant to its Lease and (ii) such Tenant is in occupancy and paying full unabated rent (without any offset or credit) has taken possession of the demised premises and is open for business thereon, and (e) Lender shall have received such other evidence as Lender shall reasonably request. Provided that conditions (a) through (e) of this Section 6.5.2 have been satisfied, Rollover Funds shall be disbursed to Borrower on a pro rata basis as the rent stream under the terminated Major Lease is replaced by the rent stream of Lease or Leases of the Vacant Space (provided, however, such Rollover Funds shall be deposited in the Deposit Account upon an Event of Default or a Trigger Event). Lender shall not be required to disburse Rollover Funds more frequently than once each calendar month, and any such disbursement must be in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

6.5.3 Waiver of Rollover Escrow. Borrower shall be relieved of its obligation to make deposits of Rollover Funds under Section 6.5.1 above to the extent Mortgage Borrower is required to and does make deposits to a lease termination or cancellation account under the Mortgage Loan. Within a reasonable period of time after Lender’s written request therefor, Borrower shall provide Lender with reasonable evidence the deposits of the Rollover Funds required under Section 6.5.1 of this Agreement have been made. Borrower shall make a capital contribution to Mortgage Borrower in an amount equal to any Rollover Funds disbursed to Borrower as and when such disbursements are made pursuant to Section 6.5.2 of this Agreement. Borrower shall cause Mortgage Borrower to pay the related lease termination or cancellation fees.

Section 6.6 Intentionally Omitted.

Section 6.7 Security Interest in Reserve Funds.

6.7.1 Grant of Security Interest. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited in the Reserve Funds as additional security for the payment of the Loan. The Reserve Funds shall be held in Lender’s name and may be commingled with Lender’s own funds at financial institutions selected by Lender in its sole discretion. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Reserve Funds to the payment of the Loan in any order in its sole discretion. Until expended or applied as above provided, the Reserve Funds shall constitute additional security for the Loan. Lender shall have no obligation to release any of the Reserve Funds while any Event of Default or Default then exists. The Reserve Funds shall be held in an Eligible Account in Permitted Investments in accordance with the terms and provisions of this Agreement. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

6.7.2 Income Taxes. Borrower shall report on its federal, state and local income tax returns all interest or income earned by Borrower on the applicable Reserve Funds.

6.7.3 Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

6.7.4 Transfer of Reserve Funds under Mortgage Loan. If Mortgage Lender waives any reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement, which reserves or escrow accounts are required in accordance with the terms of this Article VI, or if the Mortgage Loan is refinanced or paid off in full (without a prepayment of the Loan) and Reserve Funds that are required hereunder are not required under the new mortgage loan, if any, then Borrower shall cause any amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this

Article VI (and Borrower shall enter into a cash management and lockbox agreement for the benefit of Lender substantially similar to the arrangement entered into at the time of the closing of the Mortgage Loan), and, if any letters of credit have been substituted by Mortgage Borrower for any such reserves or escrows as may be specifically permitted by the Mortgage Loan Agreement, then Borrower shall also cause such letters of credit to be transferred to Lender to be held by Lender upon the same terms and provisions as set forth in the Mortgage Loan Agreement.

VII. PROPERTY MANAGEMENT

Section 7.1 The Management Agreement. Borrower shall cause Mortgage Borrower to cause Manager to manage the Property in accordance with the Management Agreement. Borrower shall cause Mortgage Borrower to (a) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Mortgage Borrower to be performed and observed, (b) promptly notify Lender of any notice to Mortgage Borrower of any default by Mortgage Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Mortgage Borrower to be performed and observed, and (c) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement. If Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Mortgage Borrower to be performed or observed, then, subject to Mortgage Lender’s rights under the Mortgage Loan Agreement, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder, Borrower shall cause Mortgage Borrower to permit Lender, at Lender’s sole option, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Mortgage Borrower to be performed or observed, provided that Lender shall have no obligation to do so.

Section 7.2 Prohibition Against Termination or Modification. Except as may be permitted pursuant to the Mortgage Loan Documents, Borrower shall not allow Mortgage Borrower to surrender, terminate, cancel, modify, renew, amend or extend the Management Agreement, or enter into any other agreement relating to the management or operation of the Property with any Manager or any other Persons, or consent to the assignment by any Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager and/or management agreement such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new manager and management agreement and, if such new manager is an Affiliate of Borrower, upon delivery of a non-consolidation opinion acceptable to the Rating Agencies. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute a subordination of management agreement in the form then used by Lender.

Section 7.3 Replacement of Manager. Lender shall have the right to require Borrower to cause Mortgage Borrower to replace the Manager with a Qualifying Manager upon the occurrence of any one or more of the following events: (a) at any time following the occurrence of an Event of Default and/or (b) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period or if at any time the Manager has engaged in gross negligence, fraud or willful misconduct and/or (c) if a receiver, liquidator or trustee shall be appointed for any Manager or any Manager shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Manager, or if any proceeding for the dissolution or liquidation of any Manager shall be instituted. The rights of Lender (x) to approve any change in the Management Agreement, (y) to cause the termination of the existing Manager and (z) to cause the designation of a replacement manager shall be subject to any rights of the Mortgage Lender under the Mortgage Loan Documents to take such actions, and the satisfaction of any conditions set forth in the Mortgage Loan Documents relating to the appointment of a replacement manager. Borrower shall provide to Lender any request for action relating to a Manager, including for any change in the Management Agreement, any termination of the existing Manager or approval of a replacement manager, within five (5) Business Days of Borrower’s receipt thereof pursuant to the provisions of the Mortgage Borrower Company Agreement. In the event both Lender and Mortgage Lender shall have such rights relating to a Manager under the Loan Documents and Mortgage Loan Documents, respectively, Lender may exercise such rights, but only to the extent the Mortgage Lender shall not have previously exercised (or be deemed to have exercised) such rights.

VIII. PERMITTED TRANSFERS

Section 8.1 Transfer or Encumbrance of Property. (a) Without the prior written consent of Lender, Borrower shall not, and shall not permit any other Restricted Party to (i) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign the Property or the Collateral, any part thereof or any interest therein (including any partnership or any other ownership interest in Borrower or any other Restricted Party); (ii) further encumber, alienate, grant a Lien or grant any other interest in the Property, the Collateral or any part thereof (including any partnership or other ownership interest in Mortgage Borrower), whether voluntarily or involuntarily; (iii) enter into any easement or other agreement granting rights in or restricting the use or development of the Property or the Collateral; (iv) if any Restricted Party is a trust or nominee trust, any merger, consolidation or the sale or pledge of the legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests; or (vi) the removal or the resignation of a Manager (including, without limitation, an Affiliated Manager) other than in accordance with Article VII hereof.

(b) As used in this Article VIII, “transfer” shall include (i) an installment sales agreement wherein Mortgage Borrower or Borrower agrees to sell the Property or the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower or Restricted Party leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower or any other Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; and (iv) if Borrower or any other Restricted Party is a limited or general partnership, joint venture or limited liability company, any merger or consolidation or the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venture or member.

(c) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any “transfer” without Lender’s consent. This provision shall apply to every “transfer” regardless of whether voluntary or not, or whether or not Lender has consented to any previous transfer, in each case to the extent Lender’s consent is required hereunder.

(d) Lender’s consent to one transfer of the Property shall not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of same. Any transfer of the Property made in contravention of this paragraph shall be null and void and of no force and effect.

(e) Borrower agrees to bear and shall pay or reimburse Lender on written demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any transfer.

Section 8.2 Permitted Transfer. Notwithstanding the provisions of Section 8.1 hereof, provided that no Default or Event of Default shall have occurred and remain uncured, Lender’s consent shall not be required in connection with one or a series of Transfers, of up to forty-nine percent (49%) of the stock, the limited partnership interests or non-managing membership interests (as the case may be) in any Restricted Party (other than Guarantor); provided, however, no such Transfer shall result in the change of Control in a Restricted Party (other than Guarantor), and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed Transfer and copies of the documents transferring such interest and, if requested by Lender, evidence that the organizational structure of Borrower and each SPC Party remains in compliance with the covenants set forth in Section 3.1.24 hereof and the requirements of the Rating Agencies. If after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party (other than Guarantor) are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies. In addition, at all times, Guarantor must continue to Control Borrower, Mortgage Borrower, Principal, Guarantor and Affiliate Manager and own, directly or indirectly, at least a 50% legal and beneficial interest in Borrower, Mortgage Borrower, Principal and Affiliate Manager. All reasonable costs and expenses incurred by Lender in connection with the foregoing shall be payable by Borrower. Notwithstanding anything contained in this Section 8.2 to the contrary, a Sale or Pledge (other than the pledge of the Collateral pursuant to this Agreement) or issuance of any direct ownership interests in Mortgage Borrower shall not be permitted.

IX. SALE AND SECURITIZATION OF LOAN

Section 9.1 Sale of Loan and Securitization. (a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in one or more private or public single-asset or pooled-loan securitizations. (The transactions referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transaction referred to in clause (iii) shall hereinafter be referred to as a “Securitization.” Any single- or multi-class certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).

(b) If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i) provide, or cause Mortgage Borrower to provide, (A) updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Mortgage Borrower and the Manager, (B) provide updated budgets relating to the Property or the Collateral and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and “true sale” or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property or the Collateral, Mortgage Borrower, Borrower and Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies; provided, however, all legal costs, fees and expenses of such opinions shall be evenly split between Borrower and Lender and payable by each of Borrower and Lender of its respective fifty percent (50%);

(iii) attend management meetings and conduct tours of the Property;

(iv) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

(v) execute such amendments to the Loan Documents and Borrower’s organizational documents reasonably requested by Lender, including, without limitation, the modification of all operative dates (including, without limitation, the Monthly Payment Date, the Determination Date, the Interest Period, and the Maturity Date) under the Loan Documents by up to ten (10) days (such modification a “Re-Dating”), the execution of one or more replacement loan agreements, as may be requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon of the original note, but such new notes or modified note may change the interest rate, Monthly Payment Date and amortization of the Loan), and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan; provided, however, any such amendments or agreements will not materially alter the payment terms set forth in this Agreement or the other Loan Documents or materially and adversely affect Borrower or impose additional material obligations or liabilities upon Borrower. In connection with a Securitization, Borrower shall cooperate with Lender to implement any Re-Dating (including obtaining a modification of any Interest Rate Cap Agreement), and to satisfy all requirements of each of the Rating Agencies with respect to the Loan and the Securitization as required by this Section 9.1. If Borrower shall fail to cooperate with Lender as set forth in this Section 9.1 within ten (10) Business Days of each initial request by Lender, Lender is hereby appointed as Borrower’s attorney in fact to execute any and all documents necessary to accomplish the Re-Dating, including, without limitation, obtaining a modification of any Interest Rate Cap Agreement. For purposes of this subsection (v), the phrase “initial request” shall mean the initial request made by Lender with respect to a particular issue with reasonable specificity and shall include all related issues arising directly or logically therefrom such that issues arising directly or logically therefrom shall not serve to extend the ten (10) Business Day deadline imposed pursuant to this subsection (v)

(c) If, at any time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Property collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

Section 9.2 Securitization Indemnification. (a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities (or any class thereof), the Rating Agencies, and service providers relating to the Securitization.

(b) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Mortgage Borrower, Borrower Affiliates, the Property, the Collateral, Manager and all other aspects of the Loan, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lender that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), and Lender, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lender or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lender Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c) In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After written notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities

(or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(g) Notwithstanding anything contained in this Article IX, Borrower agrees to act in a commercially reasonable manner with respect to requests made by Lender or any Rating Agency in a Secondary Market Transaction; provided, however, all costs, fees and expenses of such Secondary Market Transaction (other than legal costs, fees and expenses of Borrower) shall be the sole responsibility of Lender.

X. DEFAULTS

Section 10.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid when due;

(ii) if any of the Taxes or Other Charges are not paid within five (5) days following notice to Borrower that the same are due and payable;

(iii) if the Policies are not kept in full force and effect or if certified copies of the Policies are not delivered to Lender upon request;

(iv) if Borrower breaches or permits or suffers a breach of Article 6 of the Mortgage or the Pledge Agreement;

(v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if Borrower did not have knowledge at the time of representation or warranty that such representation or warranty was false or misleading in any material respect and the same is susceptible of being cured, Borrower shall have the right to cure such representation or warranty within a period of thirty (30) days after written notice to Borrower from Lender;

(vi) if Borrower, Mortgage Borrower, Principal, any SPC Party or Guarantor shall make an assignment for the benefit of creditors;

(vii) if Borrower or Mortgage Borrower or Guarantor fails or admits its inability to pay debts generally as they become due;

(viii) if a receiver, liquidator or trustee shall be appointed for Borrower, Mortgage Borrower, Principal, any SPC Party or Guarantor or if Borrower, Mortgage Borrower, Principal, any SPC Party or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Mortgage Borrower, Principal, any SPC Party or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Mortgage Borrower, Principal, any SPC Party or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Mortgage Borrower, Principal and SPC Party or Guarantor, upon the same not being discharged, stayed or dismissed within thirty (30) days or if an order for relief is entered;

(ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) Intentionally Omitted;

(xi) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect; provided, however, such untrue assumption shall not constitute an Event of Default if (A) such untrue assumption was immaterial and such breach must be susceptible of cure, (B) Borrower corrects such untrue assumption within 30 days of notice from Lender and (C) Borrower or Mortgage Borrower delivers to Lender within such 30-day period opinions of counsel acceptable to Lender and Rating Agencies to the effect that such untrue assumption shall not negate or impair the opinions contained in the substantive non-consolidation opinion letter delivered to Lender at closing of the Loan;

(xii) if Borrower or Mortgage Borrower breaches any representation, warranty or covenant contained in Section 3.1.24 hereof; provided, however, such breach of any representation, warranty or covenant contained in Section 3.1.24 hereof shall not constitute an Event of Default if (A) such breach was immaterial and such breach must be susceptible of cure, (B) Borrower or Mortgage Borrower corrects such breach within 30 days of notice from Lender and (C) if requested by Lender upon its determination that such breach might be considered by a court as a factor in the court’s finding for a consolidation of the assets of Borrower with the assets of another person or entity, Borrower delivers to Lender within such 30-day period opinions of counsel acceptable to lender and Rating Agencies to the effect that such breach shall not negate or impair the opinions contained in the substantive non-consolidation opinion letter delivered to Lender at closing of the Loan;

(xiii) if a material default has occurred and continues beyond any applicable cure period under any Management Agreement entered into pursuant to Article VII hereof, and if such default permits the Manager thereunder to terminate or cancel the Management Agreement;

(xiv) if Borrower shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for five (5) Business Days after notice to Borrower from Lender;

(xv) if Borrower fails to obtain or maintain an Interest Rate Protection Agreement or replacement thereof in accordance with Section 2.5 hereof;

(xvi) if there is any breach of any representation, warranty or covenant contained in Section 4 of the Pledge Agreement;

(xvii) Intentionally Omitted;

(xviii) if Borrower breaches any of its obligations under Section 2.4.5 hereof:

(xix) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xviii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

(xx) if there shall be a Default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Mortgage Borrower, the Collateral or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xxi) if Guarantor shall, at any time, fail to maintain the Required Net Worth;

(xxii) if (A) this Agreement, the Note or any other Loan Document shall, in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of Borrower; (B) Borrower or any Subsidiary of Borrower shall take any action in connection therewith or in furtherance thereof; or (C) any party to any Loan Document (other than the Lender) shall assert in writing that such document has ceased to be in full force and effect; or (D) the Liens created pursuant to any Loan Document shall cease to be a fully perfected enforceable first priority security interest or any portion of the Collateral is Transferred without Lender’s prior written consent; or

(xxiii) a Mortgage Loan Event of Default shall occur.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 10.1(a)(vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and any or all of the Collateral and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Collateral is located, against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 10.1(a)(vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) Lender shall have the right from time to time to partially foreclose the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral or part thereof to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral or part thereof shall remain subject to the Pledge Agreement and the other Loan Documents to secure payment of sums secured by the Loan Documents and not previously recovered

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.

(d) Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3 Right to Cure Defaults. Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

Section 10.4 Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 10.5 Power of Attorney. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this subsection, Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

XI. MISCELLANEOUS

Section 11.1 Successors and Assigns. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2 Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.

Section 11.3 Governing Law. (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE COLLATERAL IS LOCATED, IT BEING UNDERSTOOD THAT, TO

THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

J. Todd Raymond

c/o The telX Group, Inc.

17 State Street, 33rd Floor

New York, New York 10004

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK, BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 11.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows::

If to Lender:	UBS Real Estate Securities Inc. 1285 Avenue of the Americas New York, New York 10019 Attention: Jeffrey N. Lavine Facsimile No.: (212) 713-4062

with a copy to:	Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 Attention: William P. McInerney, Esq. Facsimile No.: (212) 504-6666

If to Borrower:	CP Atlanta, LLC
c/o The telx Group Inc. 17 State Street, 33rd Floor New York, New York 10004 Attention: J. Todd Raymond, CEO Facsimile No.: (212) 480-8384

with a copy to:	GI Partners 2180 Sand Hill Road, Suite 210 Menlo Park, California 94025 Attention: Eric Harrison Facsimile No.: (650) 233-3601

with a copy to:	Paul, Hastings, Janofsky & Walker LLP 695 Town Center Drive, 17th Floor Costa Mesa, California 92626 Attention: Todd C. Coop, Esq. Facsimile No.: (714) 668-6311

Section 11.7 Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13 Expenses; Indemnity. (a) Except as specifically provided herein, (a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid to Lender pursuant to this Agreement and the other Loan Documents.

(b) Borrower shall indemnify, defend and hold harmless Lender and its officers, directors, agents, employees (and the successors and assigns of the foregoing) (the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender Indemnitees in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.

Section 11.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which maybe freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior written approval of Lender. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

Section 11.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members and others with interests in Borrower, and of the Collateral, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 11.19 Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than CBRE Melody (“Broker”). Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person other than Broker that such Person acted on behalf of Borrower or arising from a claim by any Person (including Broker) that such Person acted on behalf of Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) intentionally omitted; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with and Borrower shall be personally liable for the following:

(i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

(ii) the gross negligence or willful misconduct of Borrower or Mortgage Borrower;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in such document;

(iv) Intentionally Omitted;

(v) the misapplication or conversion by Mortgage Borrower or Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, (C) any Net Liquidation Proceeds After Debt Service or other amount due to Lender, (D) any Rents or Revenues following an Event of Default, (E) any Rents collected for more than one month in advance to the extent such Rents or any other payments in respect of the Leases and other income of the Property or any other collateral are not applied to the costs of maintenance and operation of the Property and to the payment of taxes, lien claims, insurance premiums, Debt Service and other amounts due under the Loan Documents or (F) any distributions or other payments made in connection with any part of the Collateral;

(vi) Intentionally Omitted;

(vii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(viii) Borrower’s indemnification of Lender set forth in Section 9.2 hereof;

(ix) Borrower’s failure to maintain or cause to be maintained insurance as required by this Agreement or to pay or cause to be paid any taxes or assessments affecting the Property;

(x) Intentionally Omitted;

(xi) any intentional failure of Borrower, Mortgage Borrower or SPC Party to maintain its status as a single purpose entity as required by, and in accordance with, the terms hereof;

(xii) the breach of any representation, warranty or covenant in Section 3.1.24 or in Section 4 of the Pledge Agreement; or if any statement in Section 3.1.24(a) and (c) shall have been untrue in any material respect when made; or

(xiii) Borrower’s failure to obtain Lender’s prior consent to any Indebtedness or voluntary Lien encumbering the Property or the Collateral.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) the first full monthly payment of interest under the Note is not paid when due; (ii) Borrower or Mortgage Borrower fails to maintain its status as a single purpose entity upon the request of Lender after an Event of Default; (iii) Borrower or Mortgage Borrower fails to obtain Lender’s prior consent to any subordinate financing or other voluntary Lien encumbering the Property or the Collateral; (iv) Borrower fails to obtain Lender’s prior consent to any assignment, transfer, or conveyance of the Collateral or any interest therein or the Property or any interest therein as required by the Pledge Agreement or this Agreement; (v) Borrower or Mortgage Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (vi) an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower or Mortgage Borrower files, or joins in the filing of, an involuntary petition against Borrower or Mortgage Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or Mortgage Borrower from any Person; (vii) Borrower or Mortgage Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (viii) any Affiliate, officer, director, or representative which controls Borrower or Mortgage Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or Mortgage Borrower or any portion of the Property or any portion of the Collateral; or (ix) Borrower or Mortgage Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

Section 11.23 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the term sheet letter dated December 12, 2006 (as amended) between Borrower and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24 Servicer. (a) At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs and the monthly or annual servicing fee arising under the Servicing Agreement (such monthly or annual servicing fee not to exceed an aggregate amount equal to one basis point (0.01%) of the original principal amount of the Loan). Servicer shall, however, be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

(b) Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

(c) Provided Borrower shall have been given notice of Servicer’s address by Lender, Borrower shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower may or shall be required to deliver to Lender pursuant to this Agreement, the Note and the other Loan Documents (and no delivery of such notices or other instruments by Borrower shall be of any force or effect unless delivered to Lender and Servicer as provided above).

Section 11.25 Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 11.26 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 11.27 Assignments and Participations. (a) Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement.

(b) Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, the assignee thereunder shall be a party hereto and have the rights and obligations of Lender hereunder.

(c) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower or any of its Affiliates.

Section 11.28 Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.29 Reallocation of Loan Amounts.

(a) Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time prior to Securitization to reallocate the amount of the Loan, the Mezzanine B Loan and the Mortgage Loan provided that (i) the aggregate principal amount of the Loan, the Mezzanine B Loan and the Mortgage Loan immediately following such reallocation shall equal the outstanding principal balance of the Loan, the Mezzanine B Loan and the Mortgage Loan immediately prior to such reallocation and (ii) the weighted average interest rate of the Loan, the Mezzanine B Loan and the Mortgage Loan immediately following such reallocation shall equal the weighted average interest rate which was applicable to the Loan, the Mezzanine B Loan and the Mortgage Loan immediately prior to such reallocation. At Borrower’s sole cost and expense (including, without limitation, Lender’s attorneys fees and costs), Borrower shall cooperate with all reasonable requests of Lender in order to reallocate the amount of the Loan, the Mezzanine B Loan and the Mortgage Loan and shall execute and deliver such documents as shall reasonably be required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and satisfactory to any Rating Agency. In the event Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof. Borrower shall pay all costs and expenses in connection with the reallocation of the Loan, the Mezzanine B Loan and the Mortgage Loan and all requirements relating thereto.

(b) It shall be an Event of Default under this Agreement, the Note, the Pledge Agreement and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 11.29 after expiration of ten (10) Business Days of notice thereof.

Section 11.30 Mezzanine Loan Option.

(a) Lender shall have the right at any time to create one or more additional mezzanine loans (each, a “New Mezzanine Loan”; together with the Loan and the Mezzanine B Loan, collectively, the “Mezzanine Loans”). The principal amount of the Loan plus the principal amount of the Mezzanine Loans shall equal the outstanding principal balance of the Loan and the Mezzanine B Loan immediately prior to the creation of any New Mezzanine Loan(s). The Loan and the Mezzanine Loans will be on the same terms and subject to the same conditions set forth in this Agreement, the Note, the Pledge Agreement and the other Loan Documents except as follows:

(i) Lender shall have the right to establish different interest rates and debt service payments for the Loan and the Mezzanine Loans and to require the payment of the Loan and the Mezzanine Loans in such order of priority as may be designated by Lender; provided, that (i) the total loan amounts for the Loan and the Mezzanine Loans shall equal the amount of the Loan immediately prior to the creation of any New Mezzanine Loan, and (ii) the initial weighted average spread of the Loan and any Mezzanine Loan following such reallocation, modification or change shall equal the weighted average spread in effect immediately preceding such reallocation, modification or creation of any New Mezzanine Loan.

(ii) The borrower of a New Mezzanine Loan (the “New Mezzanine Borrower”) shall be a special purpose, bankruptcy remote entity pursuant to applicable Rating Agency criteria and shall own directly or indirectly one hundred percent (100%) of Borrower. The security for a New Mezzanine Loan shall be a pledge of one hundred percent (100%) of the direct and indirect ownership interests in Borrower.

(iii) Borrower, Mezzanine B Borrower and any New Mezzanine Borrower shall cooperate with all reasonable requests of Lender in order to create any New Mezzanine Loan(s) and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, including, without limitation, the delivery of non-consolidation opinions and the modification of organizational documents and loan documents. In the event Borrower, Mezzanine B Borrower and/or New Mezzanine Borrower fail to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, Borrower, Mezzanine B Borrower and/or New Mezzanine Borrower, as applicable, hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower, Mezzanine B Borrower and/or New Mezzanine Borrower, as applicable, ratifying all that such attorney shall do by virtue thereof. Borrower, Mezzanine B Borrower and New Mezzanine Borrower shall pay all costs and expenses in connection with the creation of any New Mezzanine Loan and all requirements relating thereto.

(iv) It shall be an Event of Default under this Agreement, the Note, the Pledge Agreement and the other Loan Documents if Borrower, Mezzanine Borrower or any New Mezzanine Borrower fails to comply with any of the terms, covenants or conditions of this Section 11.30 within ten (10) Business Days of notice thereof.

(b) Notwithstanding anything to the contrary contained herein, Lender shall have the right to allocate the Optional Repayment to the Loan, the Mezzanine B Loan and any New Mezzanine Loan(s) in such order of priority as maybe designated by Lender in its sole discretion.

(c) Notwithstanding anything to the contrary contained in this Section 11.30, all costs, fees and expenses in connection with this Section 11.30 shall be the sole responsibility of Lender; provided, however, Borrower shall be solely responsible for all legal costs, fees and expenses incurred by Borrower.

Section 11.31 Approvals; Third Parties; Conditions. All approval rights retained or exercised by Lender with respect to Leases, contracts, plans, studies and other matters are solely to facilitate Lender’s credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, if any, are imposed solely and exclusively for the benefit of

Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender’s sole discretion.

Section 11.32 Limitation on Liability of Lender’s Officers, Employees, etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender’s interest in the Property only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 11.33 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

(c) the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property).

The rights described above in this Section 11.33 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

UBS REAL ESTATE SECURITIES INC., a Delaware Corporation

By:	/s/ Jonathan Chassin
	Name:	Jonathan Chassin
	Title:	Director

By:	/s/ Henry Chung
	Name:	Henry Chung
	Title:	Director

BORROWER:

CP ATLANTA, LLC, a Delaware limited liability company

By:	/s/ J. Todd Raymond
	Name:	J. Todd Raymond
	Title:	President and Secretary